                                                                    EXHIBIT 99.4



                                  $700,000,000


                             BRIDGE CREDIT AGREEMENT

                          Dated as of December 15, 2000

                                      Among

                            TIME WARNER TELECOM INC.

                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                       and

                       MORGAN STANLEY SENIOR FUNDING, INC.

                             as Administrative Agent

                               TABLE OF CONTENTS


         SECTION                                                                                         PAGE

                                  ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms...............................................................2
         SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.........................25
         SECTION 1.03. Accounting Terms...................................................................25

                                 ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.01. The Advances.......................................................................25
         SECTION 2.02. Making the Advances................................................................25
         SECTION 2.03. Repayment of Advances..............................................................27
         SECTION 2.04. Termination or Reduction of the Commitments........................................30
         SECTION 2.05. Prepayments........................................................................30
         SECTION 2.06. Interest...........................................................................34
         SECTION 2.07. Fees...............................................................................36
         SECTION 2.08. Conversion of Bridge Advances......................................................36
         SECTION 2.09. Increased Costs....................................................................37
         SECTION 2.10. Payments and Computations..........................................................38
         SECTION 2.11. Taxes..............................................................................40
         SECTION 2.12. Sharing of Payments, Etc...........................................................41
         SECTION 2.13. Use of Proceeds....................................................................42
         SECTION 2.14. Evidence of Debt...................................................................42
         SECTION 2.15. Replacement of Lenders.............................................................43

                                       ARTICLE III CONDITIONS OF LENDING

         SECTION 3.01. Conditions Precedent to Initial Extension of Credit................................43
         SECTION 3.02. Determinations Under Section 3.01..................................................45

                                   ARTICLE IV REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Borrower.....................................45

                                      ARTICLE V COVENANTS OF THE BORROWER

         SECTION 5.01. Affirmative Covenants..............................................................51
         SECTION 5.02. Negative Covenants.................................................................55
         SECTION 5.03. Reporting Requirements.............................................................64
         SECTION 5.04. Financial Covenants................................................................67

                                         ARTICLE VI EVENTS OF DEFAULT

         SECTION 6.01. Events of Default..................................................................67

                                            ARTICLE VII THE AGENTS

         SECTION 7.01. Authorization and Action...........................................................69
         SECTION 7.02. Administrative Agent's Reliance, Etc...............................................70
         SECTION 7.03. MSSF and Affiliates................................................................70
         SECTION 7.04. Lender Credit Decision.............................................................70
         SECTION 7.05. Indemnification....................................................................71
         SECTION 7.06. Successor Administrative Agent.....................................................71

                                          ARTICLE VIII MISCELLANEOUS

         SECTION 8.01. Amendments, Etc....................................................................72
         SECTION 8.02. Notices, Etc.......................................................................73
         SECTION 8.03. No Waiver; Remedies................................................................73
         SECTION 8.04. Costs and Expenses.................................................................73
         SECTION 8.05. Right of Set-off...................................................................75
         SECTION 8.06. Binding Effect.....................................................................75
         SECTION 8.07. Assignments and Participations.....................................................75
         SECTION 8.08. Execution in Counterparts..........................................................78
         SECTION 8.09. Confidentiality....................................................................79
         SECTION 8.10. Jurisdiction, Etc..................................................................79
         SECTION 8.11. Governing Law......................................................................80

         SCHEDULES

         Schedule I                 -       Commitments and Applicable Lending Offices
         Schedule 4.01(d)           -       Authorizations, Approvals, Actions, Notices and Filings
         Schedule 4.01(o)           -       Subsidiaries
         Schedule 5.02(a)(iv)       -       Indebtedness
         Schedule 5.02(b)(vi)       -       Liens
         Schedule 5.02(i)           -       Transactions with Affiliates


         EXHIBITS

         Exhibit A-1       -        Form of Bridge Note
         Exhibit A-2       -        Form of Rollover Note
         Exhibit B         -        Form of Notice of Borrowing
         Exhibit C         -        Form of Assignment and Acceptance
         Exhibit D         -        Form of Compliance Certificate
         Exhibit E         -        Form of Exemption Certificate
         Exhibit F         -        Form of Closing Certificate
         Exhibit G         -        Exchange Covenants and Related Definitions

                             BRIDGE CREDIT AGREEMENT


                  BRIDGE CREDIT AGREEMENT dated as of December 15, 2000 among TIME WARNER TELECOM INC., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), and MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined) and as lead arranger and sole book runner (the "ARRANGER").

PRELIMINARY STATEMENTS:

                  (1) The Borrower entered into an Asset Purchase Agreement dated as of September 11, 2000 (as amended (as hereinafter defined), the "ACQUISITION AGREEMENT") with GST Telecommunications Inc. and certain other parties thereto (collectively, the "SELLER"), pursuant to which the Borrower will purchase substantially all of the assets (the "ACQUIRED ASSETS") of the Seller (the "ACQUISITION").

                  (2) The Borrower and Time Warner Telecom Holdings Inc., a wholly owned Subsidiary (as hereinafter defined) of the Borrower ("THI") propose to amend and restate their existing $475 million credit agreement (the "EXISTING CREDIT AGREEMENT"), pursuant to an Amended and Restated Credit Agreement (as amended, the "BANK CREDIT FACILITY") with certain lending institutions to be party thereto (the "SENIOR LENDERS") to provide for an aggregate of $1 billion in bank borrowings to THI, $525 million of which shall consist of term loan facilities ($275 million of which in the form of a delayed-draw term facility) and $475 million of which shall consist of a revolving credit facility (the "REVOLVER").

                  (3) The Acquisition, together with the financings thereof described above, and the financings contemplated by the Bridge Documents and the issuance of the Permanent Securities in order to consummate the Permanent Financing are hereinafter referred to as the "TRANSACTION".

                  (4) The Borrower has requested that in connection with the consummation of the Acquisition, the Lenders lend to the Borrower funds sufficient, together with funds under the Bank Credit Facility, to (i) consummate the Acquisition, (ii) pay the fees and expenses incurred in connection with the consummation of the Acquisition and the financings thereof and (iii) to finance a portion of the Business Plan (as defined below). The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


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

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Three-Month Secondary CD Rate (adjusted for statutory reserve requirements) plus 1% and (c) the Federal Funds Effective Rate from time to time plus 0.5%. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR ADVANCE" means a Bridge Advance that bears interest as provided in Section 2.06(a)(i)(A).

                  "ACQUIRED ASSETS" has the meaning specified in the Preliminary Statements.

                  "ACQUISITION" has the meaning specified in the Preliminary Statements.

                  "ACQUISITION AGREEMENT" has the meaning specified in the Preliminary Statements.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A. New York Branch at its office at 399 Park Avenue, New York, New York 10043, ABA No. 021 000 089, Account No. 40699776,
         Account Name: Morgan Stanley Senior Funding Inc., Reference: Time Warner (Bridge Credit Agreement) or such other account as the Administrative Agent shall specify in writing to the Lenders.

                  "ADVANCE" has the meaning specified in Section 2.01.

                  "AFFILIATE" means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.


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

                  "ANNUALIZED CONSOLIDATED EBITDA" means for any fiscal quarter, an amount equal to Consolidated EBITDA for such period multiplied by four.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of an ABR Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "APPLICABLE MARGIN" means, at any time, a percentage per annum at such time as set forth below:

         During the period:             Eurodollar Rate Advances          ABR Advances
         -----------------              ------------------------          ------------
Effective Date to December 1, 2000                 2.25%                      1.25%

December 1, 2000 to February 28, 2001              3.25%                      2.25%

February 28, 2001 to April 30, 2001                3.75%                      2.75%

April 30, 2001 to July 31, 2001                    4.25%                      3.25%

July 31, 2001 and thereafter                       5.00%                      4.00%

         provided that the Applicable Margin shall be increased by 1.5% at any time during which any senior unsecured non-credit enhanced Indebtedness of the Borrower is rated lower than B3 by Moody's or B- by S&P.

                  "APPLICABLE PREMIUM" means, with respect to any Non-Call Advances, the greater of (a) 1.0% of the then outstanding principal amount of such Non-Call Advances and (b) (i) the present value as of the applicable prepayment date determined two Business Days prior to such date of all remaining required interest and principal payments due on such Advances, computed using a discount rate equal to the Treasury Rate determined two Business Days prior to such prepayment date plus 50 basis points minus (ii) the then outstanding principal amount of such Advances minus (iii) accrued interest paid on the date of prepayment.

                  "ARRANGER" has the meaning specified in the recital of parties to this Agreement.

                  "ASSET EXCHANGE" means any exchange of operating assets for other operating assets in a Permitted Line of Business and, subject to the last sentence of this definition, of comparable value and use to those assets being exchanged, including (a) exchanges involving the transfer or acquisition (or both transfer and acquisition) of Capital Stock of a Person so long as 100% of the Capital Stock of such Person is transferred or acquired, as the case may be, and (b) fiber capacity and network swaps. It is understood that exchanges of the kind described above as to which a portion of the consideration paid or received is in the form of cash shall nevertheless constitute "ASSET EXCHANGES" for the


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

         purposes of this Agreement so long as the aggregate consideration received by any Subsidiary of the Borrower in connection with such exchange represents fair market value for the assets and cash being transferred by the Borrower and its Subsidiaries.

                  "ASSET SALE" means any Disposition of property or series of related Dispositions of property (excluding (i) Asset Exchanges pursuant to which no cash consideration is received by any Subsidiary of the Borrower and (ii) any such Disposition (A) permitted by clause
         (i), (ii), (iii), (iv) or (v) of Section 5.02(d) or (B) in connection with any issuance or sale of the Capital Stock of the Borrower) that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities or at the accreted amount thereof in the case of zero coupon or discount notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000.

                  "ASSET SALE PREPAYMENT DATE" has the meaning specified in
         Section 5.02(e) in Exhibit G hereto.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                  "AVAILABILITY PERIOD" means the period from the Effective Date to the earlier of (a) March 31, 2001 and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

                  "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (ii) the amount of such principal payment by (b) the sum of all such principal payments.

                  "BANK CREDIT AGREEMENTS" means credit agreements or similar facilities or arrangements (including replacements or refinancings thereof) made available from time to time to the Borrower and its Subsidiaries from banks and/or other financial institutions for the incurrence of Indebtedness, including letters of credit and any related notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, as amended.

                  "BANK CREDIT DOCUMENTS" means the Bank Credit Facility and each of the "LOAN DOCUMENTS" referred to therein, in each case as amended, to the extent permitted under Section 5.02(h).

                  "BANK CREDIT FACILITY" has the meaning specified in the Preliminary Statements.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States (or any successor).


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

                  "BOARD OF DIRECTORS" means the Board of Directors of the Borrower.

                  "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

                  "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWER'S ACCOUNT" means the account of the Borrower as the Borrower shall specify in writing to the Administrative Agent not later than 5 Business Days before the Initial Extension of Credit.

                  "BORROWING" means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders.

                  "BRIDGE ADVANCE" means an Advance outstanding prior to the consummation of the Exchange.

                  "BRIDGE FACILITY" means, at any time, the aggregate amount of the Lenders' Commitments at such time.

                  "BRIDGE DOCUMENTS" means (a) this Agreement, (b) the Notes,
         (c) the Exchange Documents, (d) the Commitment Letter and (e) the Side Letter, in each case as amended.

                  "BRIDGE NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Bridge Advances owing to such Lender, as amended.

                  "BUSINESS" has the meaning specified in Section 4.01(q)(ii).

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "BUSINESS PLAN" means the business plan of the Borrower and its Subsidiaries set forth in the Confidential Information Memorandum of the Borrower dated October 2000 relating to the Bank Credit Facility.

                  "CALLABLE ADVANCES" means all Advances other than Non-Call Advances.

                  "CAPITAL EXPENDITURES" means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that


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

         should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "CAPITAL LEASE OBLIGATIONS" means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause
         (b) of this definition; or (g) shares of money market mutual or similar funds which invest substantially exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CASH PAY PREFERRED STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise (a) is required to be redeemed prior to the date (the "EXPIRATION DATE") which is one year after the final maturity date of the Advances and the expiration of the Commitments hereunder, (b) is redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Expiration Date, (c)


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

         is convertible into or exchangeable for (unless solely at the option of such Person) Capital Stock referred to in clause (a) or (b) above or Indebtedness having a scheduled maturity prior to the Expiration Date or that would require cash payment of interest prior to the Expiration Date or (d) provides for payment of dividends (other than dividends payable solely in common stock or in Non-Cash Pay Preferred Stock of the Borrower) prior to the Expiration Date; provided, that no Capital Stock shall constitute Cash Pay Preferred Stock as a result of containing provisions that give holders the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of (x) a "change of control" (or similar event, however defined) or (y) the sale of all or substantially all of such Person's assets (or similar event, however defined).

                  "CHANGE OF CONTROL" means such time as (a) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having at least 30% of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis); (b) the Permitted Investors shall cease to own of record and beneficially, directly or indirectly, securities of the Borrower representing at least 30% (determined on a fully diluted basis) of the economic interests therein; (c) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
         Act), directly or indirectly, of more than the percentage of the outstanding common stock of the Borrower at the time owned and controlled by the Permitted Investors; (d) the Board of Directors shall cease to consist of a majority of Continuing Directors; (e) the Borrower shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of THI free and clear of all Liens (except Liens created by the Bank Credit Documents) or (f) a Specified Change of Control shall occur; provided, that the merger of Time Warner, Inc. with AOL, Inc. is expressly permitted hereunder and shall not constitute a Change of Control.

                  "CHANGE OF CONTROL OFFER" has the meaning specified in Section 2.05(b)(vi).

                  "CHANGE OF CONTROL PAYMENT" has the meaning specified in
         Section 2.05(b)(vi).

                  "CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in
         Section 2.05(b)(vi).

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.


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

                  "COMMITMENT LETTER" means the letter dated December 4, 2000 among the Borrower, MSSF, Lehman Commercial Paper Inc., The Chase Manhattan Bank, Bear Stearns Corporate Lending Inc. and ABN AMRO Bank N.V., as amended.

                  "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, that together with the Borrower is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "COMPLIANCE CERTIFICATE" means a certificate duly executed by a Responsible Officer substantially in the form of Exhibit D.

                  "CONFIDENTIAL INFORMATION" has the meaning specified in
         Section 8.09.

                  "CONSOLIDATED EBITDA" means for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Advances), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, and (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), provided, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $20,000,000 for any fiscal year of the Borrower, or, in the case of such non-cash losses on sales of the Acquired Assets or any non-cash losses on minority investments or investments in unconsolidated Subsidiaries, $30,000,000 and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income and (ii) any extraordinary, unusual or non-recurring income or gains (other than any reciprocal compensation income or gains to the extent included in operating income), including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business.

                  "CONSOLIDATED LEVERAGE RATIO" means as of any day, the ratio of (a) Consolidated Net Total Debt on such day to (b) Annualized Consolidated EBITDA for the most recent complete fiscal quarter of the Borrower.

                  "CONSOLIDATED NET INCOME" means for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of


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

         dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any provision of any Contractual Obligation (other than under any Bridge Document) or Requirement of Law, applicable to such Subsidiary.

                  "CONSOLIDATED NET SENIOR DEBT" means as of any day, the excess of (a) Consolidated Senior Debt at such date over (b) the aggregate amount of cash and Cash Equivalents reflected on a consolidated balance sheet of the Subsidiaries of the Borrower at such date in excess of $50,000,000.

                  "CONSOLIDATED NET TOTAL DEBT" means as of any day, the excess of (a) Consolidated Total Debt at such date over (b) the aggregate amount of cash and Cash Equivalents reflected on a consolidated balance sheet of the Borrower at such date in excess of $50,000,000.

                  "CONSOLIDATED SENIOR DEBT" means at any date, the aggregate principal amount of all Senior Indebtedness (other than, in the case of contingent obligations of the type described in clause (f) of the definition of "Indebtedness", any such obligations not constituting L/C Obligations) of the Subsidiaries of the Borrower at such date taken as a whole, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL DEBT" means at any date, the aggregate principal amount of all Indebtedness (other than, in the case of contingent obligations of the type described in clause (f) of the definition of "Indebtedness", any such obligations not constituting L/C Obligations) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "CONTINUING DIRECTORS" means the directors of the Borrower on the Effective Date and each other director, if, in each case, such other director's nomination for election to the Board of Directors is recommended by at least a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of the Borrower.

                  "CONTRACTUAL OBLIGATION" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONTROL INVESTMENT AFFILIATE" means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.


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

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DISPOSITION" means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, including pursuant to an exchange for other property. The terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

                  "DOLLARS" and "$" means dollars in lawful currency of the United States.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall have been satisfied.

                  "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition.

                  "ENVIRONMENTAL LAWS" means any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as relating to exposure to Materials of Environmental Concern) or the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EUROCURRENCY RESERVE REQUIREMENTS" means for any day as applied to a Eurodollar Rate Advance, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.


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

                  "EURODOLLAR BASE RATE" means with respect to each day during each Interest Period pertaining to a Eurodollar Rate Advance, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means with respect to each day during each Interest Period pertaining to a Eurodollar Rate Advance, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "EURODOLLAR RATE ADVANCE" means a Bridge Advance that bears interest as provided in Section 2.06(a)(i)(B).

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCHANGE" has the meaning specified in Section 2.03(b).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE ADVANCE" means an Advance outstanding from and after the consummation of the Exchange.

                  "EXCHANGE DATE" means the earlier to occur of (a) the one year anniversary of the date of the Initial Extension of Credit and (b) January 15, 2002.

                  "EXCHANGE DOCUMENTS" means the Exchange Indenture, the Exchange Securities, the Rollover Notes and the Exchange Registration Rights Agreement.


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

                  "EXCHANGE INDENTURE" means the indenture, containing substantially the same covenants and the related definitions set forth in Exhibit G hereto with such amendments thereto as may be approved by the Required Lenders and the Borrower, events of default and related definitions corresponding to those set forth in the Existing High Yield Indenture with such amendments thereto as may be approved by the Required Lenders and the Borrower, and otherwise in form and substance reasonably satisfactory to the Required Lenders, as amended, pursuant to which the Exchange Securities are to be issued.

                  "EXCHANGE REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement containing terms set forth in Section 2.03(c)(ii), and the related definitions, and otherwise in form and substance reasonably satisfactory to the Required Lenders, as amended.

                  "EXCHANGE SECURITIES" means the senior notes, in substantially the form set forth in the Exchange Indenture, to be issued under the Exchange Indenture pursuant to Section 2.03(c) in connection with the consummation of the Exchange.

                  "EXISTING CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

                  "EXISTING HIGH YIELD INDENTURE" means the Indenture dated as of July 21, 1998 among the Borrower, Time Warner Telecom LLC and The Chase Manhattan Bank, as Trustee, as amended, pursuant to which the 9-3/4% Senior Notes due 2008 were issued.

                  "EXISTING HIGH YIELD NOTES" means the Borrower's senior notes issued pursuant to the Existing High Yield Indenture.

                  "EXPIRATION DATE" has the meaning specified in the definition of "Cash Pay Preferred Stock".

                  "FCC" means the Federal Communications Commission or any successor Governmental Authority.

                  "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FIXED RATE" means a rate per annum equal to the higher of (a) the sum of (i) the yield to maturity of the Existing High Yield Notes determined as of the Exchange Date and (ii) 0.75% and (b) the sum of
         (i) the Eurodollar Rate in effect at the Exchange Date for an Interest Period of 3 months, (ii) the Applicable Margin in effect at the Exchange Date and (iii) 1%.


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

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 5.04, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.01(a)(ii). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "ACCOUNTING CHANGES" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "GUARANTEE OBLIGATION" means as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the


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                                       13
         terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "HEDGE AGREEMENTS" means all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "INDEBTEDNESS" means of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Cash Pay Preferred Stock, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 5.02(a) and 6.01(e) only, all obligations of such Person in respect of derivative transactions (including, without limitation, Hedge Agreements). For purposes of this definition, the principal amount of any Cash Pay Preferred Stock shall be deemed to be its liquidation value. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

                  "INFORMATION MEMORANDUM" means the information memorandum, if any, used by the Arranger in connection with the syndication of the Commitments.

                  "INITIAL EXTENSION OF CREDIT" means the occurrence of the initial Borrowing hereunder.

                  "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.


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                                       14

                  "INSOLVENCY" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT" means pertaining to a condition of Insolvency.

                  "INTELLECTUAL PROPERTY" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "INTERCOMPANY SUBORDINATED NOTE" means a promissory note subordinated on terms and conditions satisfactory to the Administrative Agent, which note, in any event, (a) shall be subordinated to all other obligations of the Borrower and its Subsidiaries, (b) shall not be assignable without the prior written consent of the Administrative Agent and (c) the principal and interest payments in respect of which shall not be made unless expressly permitted by Section 5.02(e).

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any ABR Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower may not select any Interest Period
                  with respect to any Eurodollar Rate Advance that ends after any principal repayment date for the Bridge Facility unless, after giving effect to such selection, the aggregate principal amount of ABR Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment date for the Bridge Facility shall be at least equal to the aggregate principal amount of Advances under the Bridge Facility due and payable on or prior to such date;

                           (b) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the


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                                       15
                  next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVESTMENT GRADE" means a rating of the Existing High Yield Notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, such ratings are publicly available; provided further, that in the event Moody's or S&P is no longer in existence, for purposes of determining whether the Existing High Yield Notes are rated "Investment Grade", such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Borrower, notice of which designation shall be given to the Administrative Agent.

                  "INVESTMENTS" has the meaning specified in Section 5.02(g).

                  "L/C OBLIGATIONS" means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit (as defined in the Bank Credit Facility) and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5 of the Bank Credit Facility.

                  "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "MATERIAL ADVERSE CHANGE" means any material adverse condition or material adverse change in or affecting the business, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a


TWT Bridge Credit Agreement
         whole or (b) the validity or enforceability of this Agreement or any of the other Bridge Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MATURITY DATE" means the earliest to occur of (a) the one year anniversary of the date of the Initial Extension of Credit, (b) January 15, 2002 and (c) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

                  "MS&CO." means Morgan Stanley & Co. Incorporated, a Delaware corporation.

                  "MOODY'S" means Moody's Investors Service, Inc. and its successors.

                  "MSSF" has the meaning specified in the recital of parties to this Agreement.

                  "MULTIEMPLOYER PLAN" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS" means (a) in connection with any Asset Sale or Asset Exchange, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Asset Exchange, net of
         (i) attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Asset Exchange (other than any Lien pursuant to a Security Document (as defined in the Bank Credit Facility)) and other customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) appropriate amounts to be provided by the Borrower or any of its Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale or Asset Exchange and retained by the Borrower or any of its Subsidiaries, as the case may be, after such Asset Sale or Asset Exchange, including, without limitation, pension and other post-employment benefit liabilities and liabilities under any indemnification obligations associated with such Disposition and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness (including, without limitation, any Permanent Securities), the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.


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

                  "NON-CALL ADVANCE" means any Exchange Advance that has been designated non-callable pursuant to, and in accordance with, the terms of Section 8.07(a).

                  "NON-CASH PAY PREFERRED STOCK" means any Preferred Stock of a Person that does not qualify as Cash Pay Preferred Stock.

                  "NON-EXCLUDED TAXES" has the meaning specified in Section 2.11(a).

                  "NOTE" means a Bridge Note or a Rollover Note.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "OBLIGATION" means, the unpaid principal of and interest on (including interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Advances and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Bridge Document, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "OFFER TO PREPAY" has the meaning specified in Section 2.05(b)(iv).

                  "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Bridge Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "PERMANENT FINANCING" means one or more public and/or private offerings of Permanent Securities to Persons other than the Borrower or any of its Subsidiaries, in order to refinance all or a portion of the Obligations owing in respect of the Callable Advances, the Notes and the callable Exchange Securities.

                  "PERMANENT SECURITIES" means debt and/or equity securities issued and sold by the Borrower, any of its Subsidiaries or any direct or indirect owner of a majority of the Borrower's Voting Stock (other than Time Warner, Inc.).


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                                       18

                  "PERMITTED BANK INDEBTEDNESS" means, at any time, Indebtedness incurred under the Bank Credit Facility (or any replacement or refinancing thereof) in an aggregate amount such that the sum of the aggregate principal amount of term loan borrowings thereunder made from and after the date hereof and the aggregate principal amount of Indebtedness outstanding under the Revolver at any time does not exceed
         (a) prior to the consummation of the Exchange, $1,000,000,000 and (b) thereafter, $1,250,000,000.

                  "PERMITTED ENCUMBRANCES" means with respect to or upon any of the Acquired Assets, any (a) easement, encroachment or similar reservation which does not impair the current use, occupancy, or value, or the marketability of title, of such Acquisition Asset and which would not individually (or in the aggregate with others) be reasonably expected to have a material adverse effect on or materially impair the use or enjoyment of such Acquisition Asset; (b) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of debt), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of the Seller's business; (c) liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's, landlords', laborers', suppliers' and vendors' liens, incurred in good faith in the ordinary course of the Seller's business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings as to which the Seller and its affiliates and/or the Borrower and its affiliates shall, to the extent required by GAAP, have set aside on its books appropriate provision for liability; and (d) extensions, renewals and replacements of liens referred to in (a) through (c) of this sentence; provided, that any such extension, renewal or replacement lien shall be limited to the property or assets covered by the lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement lien shall be in an amount not greater than the amount of the obligations secured by the original lien extended, renewed or replaced, none of which, individually or in the aggregate, materially impair the value of the property subject thereto or the use to which such property is presently put.

                  "PERMITTED INVESTORS" means the collective reference to Time Warner Inc., including any successor thereto pursuant to a merger with AOL, Inc. and its Control Investment Affiliates.

                  "PERMITTED LINE OF BUSINESS" has the meaning specified in
         Section 5.02(n).

                  "PERMITTED OTHER INDEBTEDNESS" means, at any time, Indebtedness permitted under Section 5.02(a) at such time other than
         (a) Indebtedness under any Bank Credit Agreement (other than the Permitted Bank Indebtedness) and (b) Indebtedness from any issuance or sale of any "security" as defined in Section 2(a)(1) of the Securities Act of 1933, as in effect on the date hereof, other than any Indebtedness under any Bank Credit Agreement or from any issuance or sale of any security used to refinance, refund or replace Indebtedness at its scheduled maturity.

                  "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.


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

                  "PLAN" means at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PREPAYMENT" has the meaning specified in Section 2.05(b)(iv).

                  "PREPAYMENT PREMIUM PERCENTAGE" means, at any time, a percentage equal to the product of (a) the Fixed Rate and (b) the amount set forth below in effect at such time:

                                        PERIOD                                            AMOUNT
                                        ------                                            ------

                  After the 5th anniversary of the Exchange Date but                      0.5000
                  prior to the 6th anniversary of the Exchange Date

                  Thereafter but prior to the 7th anniversary of the                      0.3333
                  Exchange Date Thereafter but prior to the 8th                           0.1667
                  anniversary of the Exchange Date

                  Thereafter                                                                 0.0


                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors).

                  "PRO FORMA BALANCE SHEET" has the meaning specified in Section 4.01(a)(i).

                  "PROJECTIONS" has the meaning specified in Section
         5.03(b)(iii).

                  "PROPERTIES" has the meaning specified in Section 4.02(q)(i).

                  "RECEIPT DATE" means (a) prior to the consummation of the Exchange, any date on which the Borrower or any of its Subsidiaries receives any Net Cash Proceeds from any Asset Sale or Asset Exchange and (b) after the consummation of the Exchange, any Asset Sale Prepayment Date, and, in each case, a prepayment is required to be made in connection therewith on any date pursuant to Section 2.05(b).

                  "REFERENCE LENDER" means The Chase Manhattan Bank.

                  "REGISTER" has the meaning specified in Section 8.07(d).

                  "REGULATION U" means Regulation U of the Board, as in effect from time to time.

                  "REINVESTMENT DEADLINE" has the meaning specified in the definition of Reinvestment Notice.


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

                  "REINVESTMENT DEFERRED AMOUNT" means with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the principal amount of the Advances pursuant to
         Section 2.05(b) as a result of the delivery of a Reinvestment Notice.

                  "REINVESTMENT EVENT" means any Asset Sale or Asset Exchange in respect of which the Borrower has delivered a Reinvestment Notice.

                  "REINVESTMENT NOTICE" means a written notice executed by a Responsible Officer stating that (a) no Event of Default has occurred and is continuing and (b) the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Asset Exchange to acquire or repair assets useful in its business on or prior to the later of (i) the date occurring twelve months after the date of receipt of such Net Cash Proceeds and (ii) the date occurring eighteen months after the date of receipt of such Net Cash Proceeds so long as such Net Cash Proceeds were committed to be reinvested within twelve months following the receipt thereof (such later date, the "REINVESTMENT DEADLINE").

                  "REINVESTMENT PREPAYMENT AMOUNT" means with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower's business.

                  "REINVESTMENT PREPAYMENT DATE" means with respect to any Reinvestment Event, the earlier of (a) the relevant Reinvestment Deadline and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "RELATED DOCUMENTS" means the Acquisition Agreement and the Bank Credit Documents.

                  "REORGANIZATION" means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.

                  "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Advances outstanding at such time, or, if no such principal amount is outstanding at such time, Lenders holding at least a majority in interest of the aggregate of the Commitments.

                  "REQUIREMENT OF LAW" means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other


TWT Bridge Credit Agreement

         Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" means the chief executive officer, president, treasurer, chief financial officer or chief accounting officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "RESTRICTED PAYMENTS" has the meaning specified in Section 5.02(e).

                  "REVOLVER" has the meaning specified in the Preliminary Statements.

                  "ROLLOVER FEE" has the meaning specified in Section 2.07(b).

                  "ROLLOVER NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Exchange Advances owing to such Lender, as amended.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SELLER" has the meaning specified in the Preliminary Statements.

                  "SENIOR INDEBTEDNESS" means any Indebtedness of any Subsidiary of the Borrower that is not contractually subordinated to the Indebtedness under this Agreement. For the avoidance of doubt, any Indebtedness represented by an Intercompany Subordinated Note will not constitute Senior Indebtedness hereunder.

                  "SENIOR LENDERS" has the meaning specified in the Preliminary Statements.

                  "SENIOR LEVERAGE RATIO" means as of any day, the ratio of (a) Consolidated Net Senior Debt on such day to (b) Annualized Consolidated EBITDA for the most recent complete fiscal quarter of the Borrower.

                  "SHELF REGISTRATION STATEMENT REQUEST" has the meaning specified in Section 2.03(c)(ii)(B).

                  "SHELL SUBSIDIARY" means any Subsidiary of the Borrower that is a "shell" company having (a) assets (either directly or through any Subsidiary or other Capital Stock) with an aggregate value not exceeding $10,000 and (b) no operations.

                  "SIDE LETTER" means the letter dated December 4, 2000 between the Borrower and Chase Securities Inc., as amended.


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

                  "SINGLE EMPLOYER PLAN" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "SOLVENT" means, when used with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise" after giving effect to the expected value of rights of indemnity, contribution and subrogation, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured after giving effect to the expected value of rights of indemnity, contribution and subrogation, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature after giving effect to the expected value of rights of indemnity, contribution and subrogation. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SPECIFIED CHANGE OF CONTROL" means a "Change of Control" as defined in the Existing High Yield Indenture.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Borrower that is subordinated to the Obligations of the Borrower under the Bridge Documents on, and that otherwise contains, terms and conditions reasonably satisfactory to, the Required Lenders.

                  "SUBSIDIARY" means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "SUBSIDIARIES" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "TERMINATION DATE" means the earlier of December 15, 2011 and the date of termination in whole of the Commitments pursuant to Section
         2.04 or 6.01.

                  "THI" has the meaning specified in the Preliminary Statements.


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

                  "THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                  "TIME WARNER ARRANGEMENTS" means the collective reference to the capacity license of optical fibers and other property from Time Warner Cable, the facilities lease and services arrangements and the trade name license agreement between the Borrower and Time Warner Inc. and its affiliates.

                  "TRANSACTION" has the meaning specified in the Preliminary Statements.

                  "TREASURY RATE" means, with respect to any prepayment to be made pursuant to Section 2.05(b)(vii) at any time, the rate per annum equal to the yield to maturity at such time of United States Treasury securities with a constant maturity most nearly equal to the period from the date of such prepayment to the fifth anniversary of the Exchange Date; provided, however, that if the period from such date of prepayment to the fifth anniversary of the Exchange Date is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of prepayment to the fifth anniversary of the Exchange Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "TYPE" refers to the distinction between Advances bearing interest at the ABR and Advances bearing interest at the Eurodollar Rate.

                  "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "WHOLLY OWNED SUBSIDIARY" means as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "WHOLLY OWNED SUBSIDIARY GUARANTOR" has the meaning specified in the Bank Credit Facility as in effect on the date hereof.


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                                       24

                  SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. As used herein and in the other Bridge Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION", (ii) the word "INCUR" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "INCURRED" and "INCURRENCE" shall have correlative meanings), and (iii) the words "ASSET" and "PROPERTY" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING". References in the Bridge Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (an "ADVANCE") to the Borrower on any Business Day during the Availability Period in an amount not to exceed such Lender's Commitment at such time. The Borrowing made pursuant to this Section 2.01 shall consist of Advances made simultaneously by the Lenders ratably according to their Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

                  SECTION 2.02. Making the Advances. (a) The Borrowing shall be made on notice, given not later than 2:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of ABR Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Such notice of the Borrowing (the "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent's receipt of such funds, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account.


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                                       25

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.09 and (ii) the Advances may not be outstanding as part of more than 1 separate Borrowing.

                  (c) The Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III so as to cause such Advance not to be made on such date, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount not so borrowed for the period from the date of such failure to borrow to the last day of the Interest Period that would have commenced on the date of such failure at the applicable rate of interest for such Advances provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand (provided that the Administrative Agent shall not make any such demand on the Borrower unless such Lender has failed to pay its ratable portion to the Administrative Agent within 3 Business Days following the date of such Borrowing) such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes. Notwithstanding anything to the contrary herein, the Borrower may replace in its sole discretion any Lender who defaults in its obligations to make Advances hereunder in accordance with Section 2.15.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any


TWT Bridge Credit Agreement
other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Repayment of Advances. (a) The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Advances on the Maturity Date or, if the Exchange shall have been consummated in accordance with subsections (b) and (c) below, the Termination Date, together with all other amounts then owing to the Lenders (whether for accrued and unpaid interest, fees or other amounts) under the Bridge Documents.

                  (b) If, on the Exchange Date, the Bridge Advances shall not have been paid in full, together with all interest thereon and all other amounts owing under the Bridge Documents, then, subject to the terms contained herein and the satisfaction of the conditions set forth below, each Bridge Advance then outstanding hereunder (evidenced by a Bridge Note, if any) shall be deemed to be exchanged (all such exchanges being, collectively, the "EXCHANGE") for an Exchange Advance to be outstanding hereunder and, if requested by the Lender to which such Bridge Advance is owed prior to the Exchange Date, evidenced by a Rollover Note, in principal amount equal to the principal amount thereof outstanding on the Exchange Date. Any accrued and unpaid interest on the Bridge Advances immediately prior to giving effect to the Exchange shall be due and payable on the Exchange Date and may, at the option of the Borrower, so long as no Event of Default shall have occurred and be continuing, not be paid in cash but may instead be capitalized and shall be deemed to be an Advance constituting additional principal hereunder and under the Notes, which additional principal shall be allocated to the Lenders on a pro rata basis and shall bear interest as set forth herein.

                  (i) The consummation of the Exchange shall be subject to the following conditions precedent:

                           (A) No Default shall have occurred and be continuing
                  (it being understood that the failure to repay Advances on the Maturity Date shall not constitute a Default hereunder);

                           (B) The Exchange would not violate the terms of any
                  injunction, decree, order or judgment entered by a court of competent jurisdiction;

                           (C) The Borrower shall have paid in full in cash all
                  accrued fees, interest (subject to Section 2.03(b)), and other amounts owing to the Administrative Agent and the Lenders (including, without limitation, the Rollover Fee referred to in Section 2.07(b) and the reasonable accrued fees and expenses of counsel) under the Bridge Documents; and

                           (D) The Administrative Agent shall have received each
                  of the documents required to be delivered pursuant to clause
                  (ii) below.

                  (ii) On the Exchange Date, the Borrower shall deliver to the Administrative Agent the following documents, each dated the Exchange Date and duly executed or authenticated, as the case may be, by each Person party thereto:


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                                       27

                           (A) The Rollover Notes for the account of each Lender
                  requesting a Rollover Note prior to the Exchange Date;

                           (B) The Exchange Indenture;

                           (C) The Exchange Registration Rights Agreement;

                           (D) Favorable opinions of New York counsel, general
                  counsel and such other special counsel to the Borrower as may be reasonably required by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, as to such matters as any Lender through the Administrative Agent may reasonably request; and

                           (E) Copies of resolutions, documents, instruments and
                  opinions reasonably necessary or desirable in the opinion of the Administrative Agent to consummate the Exchange.

                  (iii) Upon the consummation of the Exchange on the Exchange Date, Article V shall be amended in full to read as set forth in Exhibit G hereto, the definitions in Section 1.01, to the extent otherwise defined in Exhibit G hereto, shall be amended in full to read as set forth in Exhibit G and Section 1.01 shall be amended to include the other definitions set forth in Exhibit G hereto in appropriate alphabetical order, in each case with such amendments thereto as may be approved by the Required Lenders and the Borrower. Amendments required to give effect herein to the incorporation of the terms and provisions of Exhibit G shall become effective automatically upon the consummation of the Exchange, without a separate writing and without the signature of the Borrower or the Lenders

                  (c) (i) From and after the Exchange Date, within 5 Business Days after the request of any Lender, the Borrower will execute and deliver, and cause the trustee under the Exchange Indenture to authenticate, an Exchange Security to the Administrative Agent for delivery to each Lender requesting one. Each such Exchange Security will be in the principal amount of, and will replace, that portion of the Exchange Advances then owing to such Lender hereunder and under the Rollover Note, if any, held by such Lender as specified by such Lender in such request, but in any event shall be in an amount equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, the aggregate amount of the Exchange Advances then owing to such Lender), and shall bear interest at a rate per annum equal to the Fixed Rate; provided that in each case, in no event shall the applicable interest rate payable under the Exchange Securities exceed 17% per annum (or, during the continuance of a Default under Section 6.01(a), 19% per annum); and provided further that any interest payable under the Exchange Securities in excess of 15% per annum may, at the option of the Borrower, so long as no event of default shall have occurred and be continuing under the Exchange Indenture, not be paid in cash but may instead be capitalized and shall be deemed to be additional principal thereunder. Upon execution and delivery of the Exchange Securities requested by a Lender pursuant to this Section 2.03(c), such Lender shall surrender the Rollover Note, if any, held by it to the Administrative Agent for delivery to the Borrower in exchange for such Exchange Securities issued pursuant to the Exchange Indenture and, if the aggregate principal amount of


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such Exchange Securities is less than the amount of the Rollover Note surrendered by such Lender, the Borrower shall execute and deliver to the Administrative Agent for delivery to such Lender a new Rollover Note to the order of such Lender. Such new Rollover Note shall be in a principal amount equal to the amount by which the amount of the Rollover Note surrendered exceeds the aggregate principal amount of such Exchange Securities, dated the date of such Exchange Securities and otherwise in substantially the form of Exhibit A-2 hereto.

                  (ii)(A) The Exchange Registration Rights Agreement shall provide for the following registration rights and otherwise be in form and substance reasonably satisfactory to the Required Lenders. To the extent available under the Securities Act, the Borrower will file, as soon as practicable after the Exchange Date, and will use its reasonable best efforts to have declared effective, as soon practicable thereafter, at the Borrower's expense, an exchange offer registration statement with respect to the exchange of the Exchange Securities for identical securities that are registered under the Securities Act (except that such registered securities shall not bear legends restricting the transfer thereof) pursuant to the Exchange Registration Rights Agreement.

                  (B) If the exchange offer referred to in clause (A) above is not completed within the time period set forth in clause (D) below or holders of Exchange Securities and Lenders owed Exchange Advances representing at least a majority in interest of the principal amount outstanding in respect of the Exchange Securities and the Exchange Advances so request (a "SHELF REGISTRATION STATEMENT REQUEST"), the Borrower will file, as soon as practicable after such determination or request, and will use its reasonable best efforts to cause to become effective, as soon as practicable thereafter, a shelf registration statement with respect to sales from time to time (subject to customary blackout periods to be agreed) of the Exchange Securities by the holders thereof pursuant to the Exchange Registration Rights Agreement. The Borrower will also use its reasonable best efforts to keep such shelf registration statement effective until the earlier of (i) the date as of which all Exchange Securities that may be issued under Section 2.03(c)(i) have been resold pursuant to such Shelf Registration Statement or (ii) the date as of which all such Exchange Securities that may have been issued under Section 2.03(c)(i) may be sold without restriction and without registration under the Securities Act.

                  (C) The holders of the Exchange Securities will have "piggy back" registration rights in connection with the registration of any debt securities (subject to customary exceptions) under the Securities Act by the Borrower unless all Exchange Securities that have been issued or may be issued hereunder have been redeemed by the Borrower or will be redeemed using the proceeds of such debt securities to be registered.

                  (D) If the exchange offer registration statement referred to in clause (A) above is (x) not filed within 75 days from the Exchange Date or
(y) the exchange offer thereunder has not been completed or the shelf registration statement referred to in clause (B) above is not declared effective within 150 days from the Exchange Date or the date of a Shelf Registration Statement Request, then the Borrower shall pay liquidated damages of $0.192 per week per $1,000 principal amount of Exchange Securities outstanding to each holder of such Exchange Securities until such time as such exchange offer registration statement has been filed, such exchange offer has been completed, or such shelf registration statement has been declared effective, as the case may be.


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                  (E) The Borrower hereby agrees to use reasonable best efforts to cooperate with the holders of Exchange Securities in connection with the offer and sale of such Exchange Securities to other Persons, including, without limitation, taking similar actions enumerated in Section 5.01(f)(i) through (x).

                  SECTION 2.04. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least ten days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Commitments; provided, however, that each partial reduction of the Bridge Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments.

                  (b) Mandatory. (i) On the date of receipt by the Borrower, any Subsidiary of the Borrower or any direct or indirect owner of a majority of the Borrower's Voting Stock (other than Time Warner, Inc.) of the Net Cash Proceeds from the sale or issuance of any Permanent Securities (other than a sale by such owner of common stock of the Borrower) on or prior to the date of the Initial Extension of Credit, the aggregate Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount of such Net Cash Proceeds.

                  (ii) On the date of the Initial Extension of Credit, after giving effect to the Borrowing on such day, and from time to time thereafter upon each repayment or prepayment of the Advances, the aggregate Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Advances then outstanding.

                  SECTION 2.05. Prepayments. (a) Optional. The Borrower may at any time, subject to clause (z) of the proviso to this sentence, upon at least ten days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued fees and interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c) and (z) any prepayment of a Non-Call Advance may only be made on or after the 5th anniversary of the Exchange Date. Any such prepayment of a Non-Call Advance shall be made together with a premium thereon in an amount equal to the product of (I) the principal amount of such Non-Call Advance at such time and (II) the Prepayment Premium Percentage in effect at such time. Subject to clause (z) of the proviso to the first sentence of this Section 2.05(a), each prepayment shall be applied ratably first to prepay the Callable Advances then outstanding, comprising part of the same Borrowing, until such Advances are paid in full and second to prepay Non-Call Advances, if any, then outstanding. The Borrower may not prepay any Non-Call Advance prior to the payment or prepayment of the Callable Advances in full.


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                  (b) Mandatory. (i) The Borrower shall, on the date of receipt of the Net Cash Proceeds (x) by any direct or indirect owner of a majority of the Borrower's Voting Stock (other than Time Warner, Inc.) from the incurrence, sale or issuance of any Permanent Securities (other than common stock of the Borrower) or (y) by the Borrower or any of its Subsidiaries from (A) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (including without limitation, any Permanent Securities but excluding (1) prior to the consummation of the Exchange, (I) Permitted Bank Indebtedness and (II) other Indebtedness not otherwise provided in clause (I) above incurred pursuant to Section 5.02(a) (other than pursuant to Section 5.02(a)(vii) or clause (B) of Section 5.02(a)(xiv) and (2) after consummation of the Exchange, Permitted Other Indebtedness) and (B) the sale or issuance by the Borrower or any of its Subsidiaries of any Capital Stock to any Person other than the Borrower or a Subsidiary of the Borrower (including, without limitation, receipt of any capital contribution by the Borrower or any of its Subsidiaries from any direct or indirect owner of a majority of the Borrower's or such Subsidiary's Voting Stock and issuance of any Permanent Securities but excluding any such sale or issuance to employees, officers and directors of the Borrower or any of its Subsidiaries pursuant to an employee stock option plan or employee stock purchase plan or in connection with bona fide compensation arrangements) subject to subsection (iii) below, prepay an aggregate principal amount of the Callable Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds. Subject to subsection
(iii) below, each such prepayment shall be applied ratably to the Bridge
Facility.

                  (ii) (A) At any time prior to the consummation of the Exchange, the Borrower shall, within 3 Business Days after the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from any Asset Sale or Asset Exchange not referred to in subsection (i) above, unless a Reinvestment Notice shall have been delivered in respect thereof in accordance with the terms of the Bank Credit Facility, and subject to subsection (iii) below, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds remaining, if any, after such Net Cash Proceeds have been applied to repay any amounts outstanding under the Bank Credit Facility that are required by the terms thereof to be prepaid from such Net Cash Proceeds (unless such prepayment is expressed waived by the requisite Senior Lenders thereunder in accordance with the terms thereof); provided, however, that notwithstanding the foregoing,
(I) the aggregate Net Cash Proceeds of Asset Sales and Asset Exchanges that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $30,000,000 at any time, other than with respect to Asset Sales permitted under Section 5.02(d)(ix) at any time (in each case, after giving effect to any actual reinvestment of such Net Cash Proceeds in accordance with a Reinvestment Notice) and (II) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Advances as set forth in Section 2.05(b)(iii). Subject to subsection (iii) below, each such prepayment shall be applied ratably to the Bridge Facility.

                  (B) At any time after the consummation of the Exchange, the Borrower shall, subject to subsections (iii) and (iv) below, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in accordance with Section 5.02(e).

                  (iii) Prepayments of the Bridge Facility made pursuant to clause (b)(i) above shall be applied ratably to prepay Callable Advances then outstanding, comprising part of the


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same Borrowing, until such Advances are paid in full. Prepayments of the Bridge
Facility made pursuant to clause (b)(ii) above shall be applied ratably first to prepay Callable Advances then outstanding, comprising part of the same Borrowing, until such Advances are paid in full and second to prepay Non-Call Advances then outstanding and owing to the Lenders, at the option of each such Lender as set forth in subsection (iv) below.

                  (iv) Upon the occurrence of any Receipt Date, each Lender to which a Non-Call Advance is then owing shall have the right to require the Borrower to prepay all or any portion of the Non-Call Advances owing to such Lender pursuant to an offer made in the manner described below (each, an "OFFER TO PREPAY"), in an amount equal to 100% of the aggregate principal amount thereof plus accrued and unpaid fees and interest, if any, thereon and amounts, if any, owing in respect thereof pursuant to Section 8.04(c), in each case to the date of such prepayment (the "PREPAYMENT"). At least 5 Business Days prior to the expected Receipt Date, the Borrower shall notify the Administrative Agent as to the expected occurrence of such Receipt Date, and the Administrative Agent shall deliver a notice on behalf of the Borrower to each such Lender stating:

                           (A) that the Offer to Prepay is being made pursuant
                  to this Section 2.05(b)(iv);

                           (B) the parties, and the events or circumstances
                  giving rise, to the Receipt Date in respect of which such Offer to Prepay is being made, in reasonable detail;

                           (C) the prepayment amount for the Non-Call Advances
                  owing to such Lender and the Prepayment Date therefor;

                           (D) that any Non-Call Advance (or portion thereof)
                  owing to a Lender in respect of which such Lender has not accepted the Offer to Prepay made to it shall continue to accrue interest in accordance with the terms hereof;

                           (E) that, unless the Borrower defaults in the payment
                  of the Prepayment, all Non-Call Advances (or portions thereof) owing to each Lender that has accepted the Offer to Prepay made to it shall cease to accrue interest after the Prepayment Date; and

                           (F) that any Lender which accepts the Offer to Prepay
                  made to it only with respect to a portion of the Non-Call Advances owing to it shall, promptly upon the request of such Lender, be issued a new Exchange Advance Note equal in principal amount to the principal amount of the remaining Non-Call Advances owing to it.

Any Lender that elects to have all or a portion of the Non-Call Advances owing to it prepaid as part of the Offer to Prepay shall deliver a notice to the Administrative Agent (with a copy to the Borrower) at least three Business Days prior to the scheduled Receipt Date. Any Lender that does not deliver to the Administrative Agent with a copy to the Borrower notice accepting the Offer to Prepay at least three Business Days prior to the Receipt Date shall be deemed to have rejected such Offer to Prepay. On the Receipt Date, the Borrower shall (x) prepay to each of the


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Lenders that has accepted the Offer to Prepay made to it the Prepayment for its
Non-Call Advances (or portions of Non-Call Advances) and (y) deliver to each Lender requesting a new Note a Rollover Note equal in aggregate principal amount to the aggregate principal amount of the Non-Call Advances owing, if any, to such Lender after the Borrower has paid the Lender the Prepayment owing to such Lender. If fewer than all of the Lenders owed Non-Call Advances accept the Offer to Prepay, the Administrative Agent shall promptly notify each of the Lenders of the aggregate principal amount of the Non-Call Advances that will remain outstanding after giving effect to the Prepayments.

                  (v) The Borrower shall, on the date of occurrence of any Change of Control, prepay the aggregate outstanding principal amount of the Callable Advances in full, together with a premium of 1% on the principal amount prepaid; provided, however, that the Borrower shall not be required to prepay such Callable Advances if, at the time of occurrence of such Change of Control, the Existing High Yield Notes shall be rated Investment Grade.

                  (vi) Upon the occurrence of a Change of Control, each Lender to which a Non-Call Advance is then owing shall have the right to require the Borrower to prepay all or any portion of the Non-Call Advances owing to such Lender pursuant to an offer made in the manner described below (each, a "CHANGE OF CONTROL OFFER"), in an amount equal to 101% of the aggregate principal amount thereof plus accrued and unpaid fees and interest, if any, thereon and amounts, if any, owing in respect thereof pursuant to Section 8.04(c), in each case to the date of such prepayment (the "CHANGE OF CONTROL PAYMENT"); provided, however, that the Borrower shall not be required to commence and consummate a Change of Control Offer if, at the time specified below for the commencement of a Change of Control Offer, the Existing High Yield Notes shall be rated Investment Grade. Not later than ten Business Days following any Change of Control, the Borrower shall notify the Administrative Agent as to the occurrence of such Change of Control, and the Administrative Agent shall deliver a notice on behalf of the Borrower to each such Lender stating:

                           (A) that the Change of Control Offer is being made
                  pursuant to this Section 2.05(b)(vi);

                           (B) the parties, and the events or circumstances
                  giving rise, to the Change of Control for which such Change of Control Offer is being made, in reasonable detail;

                           (C) the prepayment amount for the Non-Call Advances
                  owing to such Lender and the Change of Control Payment Date therefor;

                           (D) that any Non-Call Advance (or portion thereof)
                  owing to a Lender in respect of which such Lender has not accepted the Change of Control Offer made to it shall continue to accrue interest in accordance with the terms hereof;

                           (E) that, unless the Borrower defaults in the payment
                  of the Change of Control Payment, all Non-Call Advances (or portions thereof) owing to each Lender that has accepted the Change of Control Offer made to it shall cease to accrue interest after the Change of Control Payment Date; and


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                           (F) that any Lender which accepts the Change of
                  Control Offer made to it only with respect to a portion of the Non-Call Advances owing to it shall, promptly upon the request of such Lender, be issued a new Rollover Note equal in principal amount to the principal amount of the remaining Advances owing to it.

Any Lender that elects to have all or a portion of the Advances owing to it prepaid as part of the Change of Control Offer shall deliver a notice to the Administrative Agent (with a copy to the Borrower) at least three Business Days prior to the scheduled Change of Control Payment Date. Any Lender that does not deliver to the Administrative Agent with a copy to the Borrower notice accepting the Change of Control Offer at least three Business Days prior to the Change of Control Payment Date shall be deemed to have rejected such Change of Control Offer. On a date that is not earlier than 30 days nor later than 60 days from the date that the Borrower delivers or causes to be delivered notice of the Change of Control to the Lenders owed Non-Call Advances (a "CHANGE OF CONTROL PAYMENT DATE"), the Borrower shall (x) prepay to each of the Lenders that has accepted the Change of Control Offer made to it the Change of Control Payment for its Non-Call Advances (or portions of Non-Call Advances) and (y) deliver to each Lender requesting a new Note a Rollover Note equal in aggregate principal amount to the aggregate principal amount of the Non-Call Advances owing, if any, to such Lender after the Borrower has paid the Lender the Change of Control Payment owing to such Lender. If fewer than all of the Lenders owed Non-Call Advances accept the Change of Control Offer, the Borrower shall promptly notify each of the Lenders of the aggregate principal amount of the Non-Call Advances that will remain outstanding after giving effect to the Change of Control Payments.

                  (vii) In addition, at any time prior to the fifth anniversary of the Exchange Date, upon the occurrence of a Change of Control, the Borrower may, upon not less than 30 days' and not more than 60 days' notice, prepay, in whole but not in part, the Non-Call Advances in an amount equal to 100% of the aggregate principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, thereon and amounts, if any owing in respect thereof pursuant to Section 8.04(c), in each case to the date of such prepayment. Notice of prepayment of the Non-Call Advances pursuant to this subsection (vii) shall be delivered by the Borrower to the Lenders not later than 10 Business Days following the occurrence of a Change of Control.

                  (viii) From and after the issuance of Exchange Securities pursuant to the Exchange Indenture, notwithstanding anything contained herein to the contrary, any amounts required to be applied to the prepayment of the Rollover Notes hereunder and the Exchange Securities pursuant to, and in accordance with the terms of, the Exchange Indenture shall be applied ratably in accordance with the principal amounts outstanding under the Rollover Notes and the Exchange Securities, respectively (subject to the provisions hereunder relating to Non-Call Advances and provisions under the Exchange Indenture relating to non-callable Exchange Securities).

                  (ix) All prepayments under this subsection (b) shall be made together with accrued fees and interest to the date of such prepayment on the principal amount prepaid.

                  SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Bridge Advance and each Exchange Advance


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owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Bridge Advances. In the case of Bridge Advances,

                           (A) ABR Advances. During such periods as such Advance
                  is an ABR Advance, a rate per annum equal at all times to the sum of (A) the ABR in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such ABR Advance shall be Converted or paid in full; and

                           (B) Eurodollar Rate Advances. During such periods as
                  such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full; and

                  (ii) Exchange Advances. In the case of Exchange Advances, a rate per annum equal at all times to the Fixed Rate, payable in arrears quarterly on the last day of each March, June, September and December during such period and on the date such Advance shall be exchanged for an Exchange Security or paid in full;

provided that in each case, in no event shall the applicable interest rate payable under this Section 2.06(a) exceed 17% per annum (or, during the continuance of a Default under Section 6.01(a), 19% per annum); and provided further that any interest payable under this Section 2.06(a) in excess of 15% per annum may, at the option of the Borrower, so long as no Default shall have occurred and be continuing, not be paid in cash but may instead be capitalized and shall be deemed to be an Advance constituting additional principal hereunder and under the Notes, which additional principal shall be allocated to the Lenders on a pro rata basis and shall bear interest as set forth herein.

                  (b) Default Interest. (i) Upon the occurrence and during the continuance of a Default under Section 6.01(a) with respect to principal, the Borrower shall pay interest on the overdue unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i)(A), (a)(i)(B) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i)(A), (a)(i)(B) or (a)(ii) above and
(ii) upon the occurrence and during the continuance of a Default under Section 6.01(a) with respect to the amount of any interest, fee or other amount payable under the Bridge Documents (other than principal) that is not paid when due, from the date such amount shall be due until such overdue amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid,


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in the case of interest, on the type of Advance on which such interest has accrued pursuant to clause (a)(i)(A), (a)(i)(B) or (a)(ii) above and, in all other cases, on ABR Advances pursuant to clause (a)(i)(A) above.

                  (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.08 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

                  SECTION 2.07. Fees. (a) Commitment Letter Fees. The Borrower shall pay to the Administrative Agent for the account of the Lenders or where applicable, for the account of the Initial Lenders, as the case may be, all fees payable pursuant to, and in accordance with the terms of, the Commitment Letter. The Lenders shall pay or issue a credit, as appropriate, to the Borrower to the extent required in respect of any commitment fee credit, takedown fee credit or any other credit to which the Borrower is entitled pursuant to, and in accordance with the terms of, the Commitment Letter. Without prejudice to the survival of any other agreement of the Borrower under the Commitment Letter, the agreements and obligations of the Borrower with respect to payment of fees and other fee arrangements and of the Lenders with respect to any commitment fee credit, takedown fee credit or any other credit to which the Borrower is entitled contained in the Commitment Letter shall survive the termination of the Commitment Letter in accordance with its terms and remain in full force and effect concurrently herewith.

                  (b) Rollover Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a rollover fee (the "ROLLOVER FEE"), payable on the Exchange Date, in an amount equal to 2.5% of the principal amount of the Advances then outstanding.

                  (c) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

                  SECTION 2.08. Conversion of Bridge Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.09, Convert all or any portion of the Bridge Advances of one Type comprising the same Borrowing into Bridge Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into ABR Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Bridge Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.


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                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into ABR Advances on the last day of the applicable Interest Period.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into an ABR Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default and if the Administrative Agent or the Required Lenders so decide, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into an ABR Advance and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.09. Increased Costs. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind
                  whatsoever with respect to this Agreement or any Eurodollar Rate Advance or Exchange Advance made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.11 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate or the Fixed Rate hereunder; or

                           (iii) shall impose on such Lender any other
                  condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost actually incurred or reduced amount actually received. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly (and, in any event, within three months) notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.


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                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than 90 days prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such 90-day period shall be extended to include the period of such retroactive effect.

                  (c) A certificate, setting forth a reasonably detailed explanation as to the reason for any additional amounts payable pursuant to this Section, as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into an ABR Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

                  SECTION 2.10. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such


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Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(e), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due (subject to all applicable grace periods) hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender or such Affiliate any amount so due. Each Lender and each such Affiliate agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                  (c) All computations of interest based on the ABR shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Fixed Rate or the Federal Funds Effective Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.


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                  SECTION 2.11. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Bridge Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Eligible Assignee that becomes a Lender hereunder) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "NON U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a participant under Section 8.07(f), to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit E hereto and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non U.S. Lender


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claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non U.S. Lender. Each Non U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) If any payee receives a refund of any Non-Excluded Taxes or Other Taxes paid by the Borrower under this Section 2.11, which refund in the sole judgment of such payee is allocable to such payment, such payee shall promptly pay over to the Borrower the amount of such refund, net of all out-of-pocket expenses of such payee; provided, however, that the Borrower, upon the request of such payee, agrees to repay the amount paid over to the Borrower to such payee in the event such Lender or the Administrative Agent is required to repay such refund.

                  (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

                  SECTION 2.12. Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other


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

Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (x) the purchase price paid to such Lender to (y) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (I) the amount of such other Lender's required repayment to (II) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

                  SECTION 2.13. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to finance a portion of the purchase price of the Acquisition, to pay transaction fees and expenses in connection with the Transaction and to finance a portion of the Business Plan.

                  SECTION 2.14. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon reasonable prior written notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Bridge Note or a Rollover Note, as applicable, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender (with an attached Schedule showing the aggregate principal amount outstanding in respect of such Commitment at such time). All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                  (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.


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                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement except to the extent of such error.

                  SECTION 2.15. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.09 or 2.11(a) or (b) defaults in its obligation to make Advances hereunder, with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have eliminated, after requested to do so by the Borrower, the continued need for payment of amounts owing pursuant to Section 2.09 or 2.11(a), (iv) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement,
(v) the Borrower shall be liable to such replaced Lender under Section 8.04(c) if any Eurodollar Rate Advance owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
8.07 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.09 or 2.11(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.


                                  ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make a Bridge Advance on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction, prior to or concurrently with the making of the Initial Extension of Credit, of the following conditions precedent:

                  (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Bridge Notes) in sufficient copies for each Lender:


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                           (i) The Bridge Notes payable to the order of the
                  Lenders that have requested Bridge Notes prior to the Effective Date.

                           (ii) A certificate of the Borrower, dated the
                  Effective Date, substantially in the form of Exhibit F hereto, with appropriate insertions and attachments.

                           (iii) Certified copies of each of the Related
                  Documents, duly executed by the parties thereto.

                           (iv) The Commitment Letter, duly executed by the
                  Borrower and the other parties thereto.

                           (v) Certified copies of (A) the Pro Forma Balance
                  Sheet and (B) the financial statements referred to in Section 4.01(a)(ii).

                           (vi) A Notice of Borrowing relating to the Initial
                  Extension of Credit.

                           (vii) A favorable opinion of Cravath, Swaine & Moore,
                  New York counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

                           (viii) A favorable opinion of Paul B. Jones, Esq.,
                  general counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

                  (b) There shall not have occurred and be continuing or become known to the Lenders, any Material Adverse Change since June 30, 2000 (it being understood that as of September 11, 2000, none of MSSF, Lehman Commercial Paper Inc. or the Chase Manhattan Bank, and as of December 4, 2000, neither Bear Stearns Corporate Lending Inc. nor ABN AMRO Bank N.V., was aware of any such Material Adverse Change).

                  (c) All material governmental and third party consents and approvals (other than in connection with the consummation of the Acquisition) necessary or, in the reasonable discretion of the Lenders, advisable in connection with the Transaction, the Initial Extension of Credit and the continuing operations of the Borrower and its Subsidiaries shall have been obtained; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken or threatened by any competent authority, that restrains, prevents or otherwise imposes adverse conditions upon the Transaction or the Initial Extension of Credit.

                  (d) The Borrower shall have paid all accrued fees of the Administrative Agent and the Lenders and all accrued and invoiced expenses of the Administrative Agent (including the accrued fees and expenses of counsel to the Administrative Agent).

                  (e) The Acquisition shall have been consummated for an aggregate purchase price of approximately $690 million in accordance with the terms of the Acquisition Agreement and without any amendment, modification or waiver of any of the material


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

         terms or conditions thereof (including, without limitation, the material conditions precedent) without the prior written consent of the Lenders.

                  (f) The Acquisition Agreement shall be in full force and effect in accordance with its terms.

                  (g) The Bank Credit Documents shall be in form and substance reasonably satisfactory to the Lenders and shall be in full force and effect; the conditions precedent to the effectiveness of the Bank Credit Facility shall have been satisfied in accordance with the terms and conditions of the Bank Credit Facility without any waiver, modification or amendment not consented to by the Lenders of any term, provision or condition set forth therein (including, without limitation, the material conditions precedent); and the Borrower shall have received Net Cash Proceeds of at least $250,000,000 from borrowings thereunder.

                  (h) The Lenders shall be satisfied that from and after December 4, 2000 and through the Initial Extension of Credit there shall have been no competing offering, placement or arrangement of any debt or equity securities or bank financing by or on behalf of the Borrower or its Subsidiaries or with respect to the Acquired Assets (except for any bank financing by the Borrower or its subsidiaries (including the Bank Credit Facility) that has been previously disclosed to the Initial Lenders and that will, in conjunction with the financing contemplated hereby, provide financing for the Acquisition and except for any Permanent Financing for which Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Bear Stearns & Co. Inc. and ABN AMRO Incorporated have acted (or have been offered a bona fide opportunity to act) as co-lead financial advisors, agents and/or underwriters as provided in the Commitment Letter).

                  (i) The Administrative Agent shall have received such other documents or materials as the Administrative Agent shall reasonably request.

                  SECTION 3.02. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Bridge Documents shall have received notice from such Lender prior to the Initial Extension of Credit specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:


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

                  (a) Financial Condition. (i) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2000 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Advances to be made hereunder and borrowings of $225 million under the Bank Credit Facility in connection with the Acquisition and/or the Business Plan of the Borrower as described in the Confidential Information Memorandum (as defined in the Bank Credit Facility) and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on information and assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and presents fairly, based on such information and assumptions, on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at June 30, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (ii) The audited consolidated balance sheets of the Borrower as at December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years of the Borrower ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years of the Borrower then ended. The unaudited consolidated balance sheet of the Borrower as at June 30, 2000, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from June 30, 2000 to and including the date hereof there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of its business or property.

                  (b) No Change. Since June 30, 2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  (c) Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority under its constitutive documents, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is


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

         duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and
         (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) Power; Authorization; Enforceable Obligations. The Borrower has the power and authority under its constitutive documents, and the legal right, to make, deliver and perform the Bridge Documents and to obtain extensions of credit hereunder. The Borrower has taken all necessary organizational action under its constitutive documents to authorize the execution, delivery and performance of the Bridge Documents executed and delivered on or prior to the Initial Extension of Credit and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Bridge Documents, the Bank Credit Facility or the Acquisition, except consents, authorizations, filings and notices described in Schedule 4.01(d) hereto, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect unless otherwise indicated on Schedule 4.01(d) hereto. Each Bridge Document has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Bridge Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (e) No Legal Bar. The execution, delivery and performance of this Agreement and the other Bridge Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens permitted under Section 5.02(b)). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  (f) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (i) with respect to any of the Bridge Documents or any of the transactions contemplated hereby or thereby, or (ii) that could reasonably be expected to have a Material Adverse Effect.


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                  (g) No Default. Neither the Borrower nor any of its
         Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

                  (h) Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 5.02(b).

                  (i) Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower or any of its Subsidiaries know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  (j) Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (except, in each case, for taxes in respect of the Seller or its affiliates in an aggregate amount not to exceed the amount held back from the purchase price paid by the Borrower to the Seller and its affiliates in connection with the Acquisition).

                  (k) Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  (l) Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened;
         (ii) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (iii) all


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         payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  (m) ERISA. Neither a Reportable Event with respect to a Plan which, if terminated, would result in material liability nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan, other than a standard termination pursuant to Section 4041(b) of ERISA, has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, in either case with respect to which the Borrower has any outstanding liability. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA which has not been satisfied as of the date hereof, and neither the Borrower nor any Commonly Controlled Entity would to the knowledge of the Borrower become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  (n) Investment Company Act; Other Regulations. Neither the Borrower nor its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor its Subsidiaries is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  (o) Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Effective Date, (i) Schedule 4.01(o) hereto sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower or any of its Subsidiaries and (ii) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary of the Borrower, except as created by the Bank Credit Documents.

                  (p) Use of Proceeds. The proceeds of the Advances shall be used to finance the Acquisition, to pay related fees and expenses and to finance a portion of the Business Plan.


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                  (q) Environmental Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
         Effect:

                           (i) the facilities and properties owned, leased or
                  operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

                           (ii) neither the Borrower nor any of its Subsidiaries
                  has received any written notice of any violation, alleged violation, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS"), nor does the Borrower have knowledge that any such notice will be received or is being threatened;

                           (iii) Materials of Environmental Concern have not
                  been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

                           (iv) no judicial proceeding or governmental or
                  administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders outstanding under any Environmental Law with respect to the Properties or the Business;

                           (v) there has been no release or threat of release of
                  Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws; and

                           (vi) the Properties and all operations at the
                  Properties or otherwise in respect to the Business are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws.

                  (r) Accuracy of Information, etc. No statement or information contained in this Agreement, any other Bridge Document, the Information Memorandum, if any, or any other document, certificate or statement furnished by or on behalf of the Borrower to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Bridge Documents, contained


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

         as of the date such Information Memorandum, if any, statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, when taken as a whole and in conjunction with the Borrower's public filings and disclosures, not misleading. The projections contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. To the best knowledge of the Borrower, as of the Effective Date, the representations and warranties contained in the Acquisition Agreement are true and correct in all material respects. There is no fact known to the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Bridge Documents, in the Information Memorandum, if any, or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Bridge Documents.

                  (s) Solvency. Except for any Shell Subsidiaries, each of the Borrower and its Subsidiaries is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  (t) Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Agreement, including any amendments, supplements or modifications with respect to any of the foregoing.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. Until the consummation of the Exchange in accordance with Section 2.03(b) so long as any Bridge Advance or any other Obligation of the Borrower under any Bridge Document (other than the Rollover Notes or any other Exchange Document) shall remain unpaid or any Lender shall have any Commitment hereunder with respect to any Bridge Advance, the Borrower will, and will cause each of its Subsidiaries to:

                  (a) Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.


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                  (b) Maintenance of Existence; Compliance. (i) (A) Preserve,
         renew and keep in full force and effect its corporate existence and (B) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 5.02(c) and except, in the case of clause (B) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (ii) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) Maintenance of Property; Insurance. (i) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  (d) Inspection of Property; Books and Records; Discussions.
         (i) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, upon reasonable notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  (e) Environmental Laws. (i) Comply in all material respects with, and use its reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use its reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (ii) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

                  (f) Permanent Financings. Cooperate with the Lenders in connection with, and use its reasonable best efforts to effectuate, the Permanent Financings, including, without limitation, upon request by MS&Co.:


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                           (i) in connection with any private offerings with or
                  without registration rights (including offers and sales pursuant to Rule 144A and Regulation S under the Securities
                  Act), preparing customary offering memorandums relating to the offer and sale of Permanent Securities, such offering memorandums containing (A) such disclosures as would have been included in a registration statement filed under the Securities Act or as may be required by applicable laws, rules, regulations or other requirements, (B) such disclosures as may be appropriate or customary for such offering memorandums and (C) such disclosures as reasonably requested by MS&Co.

                           (ii) in connection with any private offerings with
                  registration rights (including offers and sales pursuant to Rule 144A and Regulation S under the Securities Act), executing and delivering registration rights agreements, in form and substance reasonably satisfactory to MS&Co.;

                           (iii) in connection with any public offerings
                  (including offerings pursuant to a "shelf" registration statement), preparing prospectuses relating to the offer and sale of Permanent Securities in connection with the Permanent Financings, such prospectuses containing (A) such disclosures as may be required by the Securities Act and other applicable laws, rules, regulations or other requirements, (B) such disclosures as may be appropriate or customary for such documents and (C) such disclosures as reasonably requested by MS&Co., and filing the related registration statements;

                           (iv) providing Board Resolutions approving any
                  issuances and sales of the Permanent Securities in connection with the Permanent Financings, the related purchase agreements and/or underwriting agreements and the transactions contemplated thereby, and all documents evidencing other necessary corporate action with respect to the issuances and sales of the Permanent Securities in connection with the Permanent Financings;

                           (v) executing and delivering all necessary purchase
                  agreements and/or underwriting agreements, in form and substance reasonably satisfactory to MS&Co., containing in all cases customary covenants, representations and warranties and indemnities and providing for in all cases the delivery of customary legal opinions (including 10-b5 opinions in the case of registered or 144A offerings), officers' and other certificates and accountants' comfort letters;

                           (vi) if any "qualified independent underwriter" is
                  required by the National Association of Securities Dealers, Inc. in connection with any offer or sale of the Permanent Securities, paying an underwriting fee (in a customary and reasonable amount for transactions of this type and amount) and agreeing to indemnify such underwriter on customary terms, which underwriter shall be a firm selected by MS&Co. and reasonably agreed upon by the Borrower;

                           (vii) assisting MS&Co. and any other placement agents
                  and/or underwriters in their selling efforts, including, without limitation, providing such


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                  persons, all information reasonably deemed necessary by MS&Co.
                  in connection with the offer and sale of the Permanent Securities issued and sold in order to consummate the Permanent Financings, including, but not limited to, information and projections prepared by the Borrower and its Subsidiaries or on its behalf relating to offering and sales of such Permanent Securities, including making available representatives of the Borrower and its Subsidiaries and, if appropriate, using its reasonable best efforts to make available representatives of any other issuer of such Permanent Securities;

                           (viii) assisting MS&Co. and any other placement
                  agents and/or underwriters in connection with the marketing of any Permanent Securities to be offered publicly or placed privately which marketing efforts may be accomplished by a variety of means, including, without limitation, supplementing and updating any offering materials to be used in the marketing of the Permanent Securities and the use of road show presentations (including "one-on-one" meetings) involving senior management of the Borrower and its Subsidiaries and using its reasonable best efforts to involve senior management of any issuers of the Permanent Securities in any such road show presentations on the one hand and the proposed purchasers of the Permanent Securities on the other hand, in each case in order to consummate the Permanent Financings;

                           (ix) paying all fees and expenses of MS&Co. and any
                  other placement agents and/or underwriters set forth in the Commitment Letter and in the Side Letter, as the case may be, and other customary fees and expenses relating to any offerings and sales of Permanent Securities; and

                           (x) providing such other cooperation and assistance
                  as is customarily provided by issuers in connection with such private placements and/or public sales of their securities, and taking such further actions and preparing, executing, delivering and filing any agreements, instruments, documents and certificates to effectuate the Permanent Financings.

                  (g) Syndication. Take all action as the Administrative Agent, on behalf of the Lenders, may reasonably request to assist Administrative Agent in forming a syndicate of lenders acceptable to the Administrative Agent (in consultation with the Borrower) in order to syndicate, in consultation with the Borrower, the Bridge Notes and, if applicable, the Rollover Notes to additional lenders, including, without limitation: (i) making senior management and representatives of the Borrower available to participate in information meetings with potential lenders at such times and places as the Administrative Agent may reasonably request; (ii) using its reasonable best efforts to ensure that the syndication efforts benefit from the Borrower's lending relationships; and (iii) providing the Administrative Agent with all information that the Administrative Agent reasonably deems necessary to successfully complete the syndication; without limiting the generality of the foregoing, in order to ensure an orderly and effective syndication of the Bridge Notes and/or the Rollover Notes, the Borrower agrees that until the termination of the syndication (as evidenced by notification (confirmed in writing) received by the Borrower from the Administrative Agent), the Borrower will not, and will not permit any


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         of its Affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof) (other than the Bank Credit Facility or any Permanent Financing or in respect of any Bank Credit Agreement), without the prior written consent of the Administrative Agent or except to the extent that in the reasonable judgment of the Administrative Agent any syndication hereunder would not be adversely affected.

                  SECTION 5.02. Negative Covenants. Until the consummation of the Exchange in accordance with Section 2.03(b) so long as any Bridge Advance or any other Obligation of the Borrower under any Bridge Document (other than the Rollover Notes or any other Exchange Document) shall remain unpaid or any Lender shall have any Commitment hereunder with respect to any Bridge Advance, the Borrower will not, and will not permit any of its Subsidiaries to, at any time:

                  (a) Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                           (i) Indebtedness of the Borrower pursuant to any
                  Bridge Document;

                           (ii) Indebtedness of the Borrower to any Subsidiary
                  and of THI to any Subsidiary of the Borrower and of any Subsidiary of the Borrower to any Subsidiary of the Borrower;

                           (iii) Guarantee Obligations incurred in the ordinary
                  course of business (A) by any of the Borrower's Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor and
                  (B) by the Borrower of obligations of its Subsidiaries with respect to such Subsidiaries' real estate leases;

                           (iv) Indebtedness outstanding on the date hereof and
                  listed on Schedule 5.02(a)(iv) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof); and provided further that in no event may Indebtedness of the Borrower be refinanced by means of any Indebtedness of any of its Subsidiaries pursuant to this clause (iv);

                           (v) Indebtedness (including, without limitation,
                  Capital Lease Obligations other than the Capital Lease Obligations assumed pursuant to the Acquisition Agreement) secured by Liens permitted by Section 5.02(b)(vii) in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;

                           (vi) Hedge Agreements in respect of Indebtedness
                  otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes;

                           (vii) Indebtedness ("REFINANCING INDEBTEDNESS")
                  issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding


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                  Indebtedness incurred under clause (i) of this Section 5.02(a)
                  in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that such Refinancing Indebtedness shall only be permitted under this clause (vii) if

                                    (A) in case the Advances are refinanced in
                           part, such Refinancing Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Refinancing Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Advances; and

                                    (B) such Refinancing Indebtedness,
                           determined as of the date of incurrence of such Refinancing Indebtedness, does not mature prior to the date that is one year after the Termination Date, and the Average Life of such Refinancing Indebtedness is at least equal to the remaining Average Life of the Advances and Exchange Securities to be refinanced or refunded;

                           (viii) Indebtedness of any Subsidiary acquired in
                  connection with any Investment permitted pursuant to Section 5.02(g)(vii), provided that (A) no Default has occurred and is continuing or would result therefrom, (B) such Indebtedness existed at the time such Person became a Subsidiary and was not incurred in anticipation thereof, (C) no Person other than such Subsidiary becomes an obligor in respect of such Indebtedness and (D) the aggregate amount of such Indebtedness in excess of $20,000,000 (whether or not subsequently repaid) shall constitute usage of the basket provided in Section 5.02(g)(vii);

                           (ix) Indebtedness consisting of guaranties of loans
                  made to officers, directors or employees of the Borrower or any Subsidiary of the Borrower in an aggregate amount which, when added to the outstanding principal amount of loans and advances made pursuant to Section 5.02(g)(iv), shall not exceed $5,000,000 at any one time outstanding;

                           (x) Indebtedness of THI or any Subsidiary of the
                  Borrower to the Borrower;

                           (xi) unsecured trade accounts payable incurred in the
                  ordinary course of business and not more than 120 days past due (but excluding any Indebtedness for borrowed money);

                           (xii) reimbursement obligations incurred in the
                  ordinary course of business related to performance bonds posted in connection with the installation of fiber facilities and similar activities in an aggregate amount not to exceed $20,000,000 at any one time outstanding;

                           (xiii) additional Indebtedness of the Borrower or any
                  of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $30,000,000 at any one time outstanding;


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

                           (xiv) (A) Indebtedness of THI outstanding at any time
                  under the Bank Credit Facility (or any replacement or refinancing thereof) in an aggregate principal amount such that the sum of the aggregate principal amount of term loan borrowings thereunder (whether under the Bank Credit Facility in effect on the date hereof or under any replacement or refinancing thereof) made from and after the date hereof and the aggregate principal amount of Indebtedness outstanding under the Revolver at any time does not exceed $1,000,000,000,
                  (B) additional Indebtedness of THI under the Bank Credit Facility in an aggregate principal amount not to exceed $250,000,000 outstanding at any time less principal repayments of term loans thereunder, provided that the Net Cash Proceeds of such additional Indebtedness is applied in accordance with
                  Section 2.05(b) and (C) Guarantee Obligations pursuant to this
                  Section 5.02(a)(xiv) by any of the Borrower's Subsidiaries;
                  and

                           (xv) Indebtedness (including, without limitation,
                  Capital Lease Obligations) assumed pursuant to the Acquisition Agreement in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding.

                  (b) Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

                           (i) Liens for taxes not yet due or that are being
                  contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                           (ii) carriers', warehousemen's, mechanics',
                  materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                           (iii) pledges or deposits in connection with workers'
                  compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                           (iv) deposits to secure the performance of bids,
                  trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (v) easements, rights-of-way, restrictions and other
                  similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;


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                           (vi) Liens in existence on the date hereof listed on
                  Schedule 5.02(b)(vi), securing Indebtedness permitted by
                  Section 5.02(a)(iv), provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased;

                           (vii) Liens securing Indebtedness of the Borrower or
                  any other Subsidiary incurred pursuant to Section 5.02(a)(v) to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (C) the amount of Indebtedness secured thereby is not increased;

                           (viii) Liens securing Indebtedness of the Borrower
                  and its Subsidiaries permitted under Section 5.02(a)(xiv) pursuant to the Bank Credit Facility securing amounts thereunder in an aggregate principal amount not to exceed $1,250,000,000;

                           (ix) any interest or title of a lessor under any
                  lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                           (x) Liens on the property or assets of a Person which
                  becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 5.02(a)(viii), provided that
                  (A) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is not expanded to cover any property or assets of such Person after the time such Person becomes a Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), (C) the amount of Indebtedness secured thereby is not increased, and (D) neither (x) the aggregate outstanding principal amount of the obligations secured thereby nor (y) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all relevant Subsidiaries) $20,000,000 at any one time;

                           (xi) Liens not otherwise permitted by this Section so
                  long as neither (A) the aggregate outstanding principal amount of the obligations secured thereby nor (B) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time; and

                           (xii) Permitted Encumbrances with respect to the
                  Acquired Assets.

                  (c) Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:


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                           (i) any Subsidiary of the Borrower may be merged or
                  consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary of the Borrower (provided that the Subsidiary of the Borrower shall be the continuing or surviving corporation);

                           (ii) any Subsidiary of the Borrower may Dispose of
                  any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary of the Borrower; and

                           (iii) any Shell Subsidiary may be dissolved.

                  (d) Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or issue or sell any shares of its Capital Stock to any Person, except:

                           (i) the Disposition of obsolete or worn out property
                  in the ordinary course of business;

                           (ii) the sale of inventory in the ordinary course of
                  business; the Disposition of cash and Cash Equivalents for fair value; the license of intellectual property in the ordinary course of business; and leases and subleases with respect to excess capacity and not materially interfering with the ordinary conduct of business;

                           (iii) Dispositions permitted by Section 5.02(c)(ii);

                           (iv) the sale or issuance of the Borrower's common
                  stock or preferred stock to any Person, provided that the Net Cash Proceeds from such sale or issuance shall be applied to the prepayment of the Advances to the extent required by
                  Section 2.05(b), provided further that if such preferred stock constitutes Cash Pay Preferred Stock, it is issued in compliance with Section 5.02(a);

                           (v) the sale or issuance of any Subsidiary's Capital
                  Stock to the Borrower or any Subsidiary of the Borrower;

                           (vi) any Asset Exchange by the Borrower and its
                  Subsidiaries, provided that (A) on the date of such Asset Exchange, no Default shall have occurred and be continuing or would result therefrom, (B) the assets received in connection with such Asset Exchange shall be received by a Subsidiary of the Borrower or, in the case of any Capital Stock so received, by the Borrower and (C) in the event that any cash consideration is paid or received by the Borrower or any of its Subsidiaries in connection with such Asset Exchange, then
                  (x) the payment of any such cash is permitted by Section 5.02(f) or Section 5.02(g)(vii), as applicable and in accordance with GAAP, and (y) the Disposition related to the receipt of any such cash is permitted by Section 5.02(d)(viii);


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

                           (vii) the Disposition of any Investments made
                  pursuant to Section 5.02(g)(vi), provided that the Net Cash Proceeds of such Disposition shall be applied to the prepayment of the Advances to the extent required by Section 2.05(b);

                           (viii) the Disposition for fair market value of other
                  property having a fair market value not to exceed $25,000,000 in the aggregate for any fiscal year of the Borrower, provided that the Net Cash Proceeds of such Disposition shall be applied to the prepayment of the Advances to the extent required by Section 2.05(b); and

                           (ix) the Disposition for fair market value of
                  Acquired Assets having a fair market value not to exceed $200,000,000, provided that the Net Cash Proceeds of such Disposition are received on or prior to the second anniversary of the Effective Date, and provided further that the Net Cash Proceeds of such Disposition shall be applied to the prepayment of the Advances to the extent required by Section 2.05(b).

                  (e) Restricted Payments. (i) In the case of the Borrower, declare or pay any dividend (other than dividends payable solely in common stock or Non-Cash Pay Preferred Stock of the Person making such dividend or in respect of Cash Pay Preferred Stock to the extent issued in compliance with Section 5.02(a)) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, or make any payment on account of any advance or loan owing by the Borrower to any of its Affiliates (other than any Subsidiary of the Borrower), whether in cash or property or in obligations of the Borrower or any Subsidiary, except that so long as no Event of Default shall have occurred and be continuing or would result therefrom the Borrower may purchase the Borrower's common stock or common stock options from present or former officers or employees of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this Section 5.02(e)(i) after the date hereof (net of any proceeds received by the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000; and (ii) in the case of the Borrower's Subsidiaries, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Subsidiary of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, or make any payment on account of any advance or loan owing by such Subsidiary to the Borrower or any of its Subsidiaries or Affiliates, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, the "RESTRICTED PAYMENTS") except that any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any of its Subsidiaries.


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

                  (f) Capital Expenditures. Until the date on which the ratio of Consolidated Total Debt on such day to Annualized Consolidated EBITDA for the most recent complete fiscal quarter of the Borrower is less than 5.00 to 1.0: make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding for any fiscal year of the Borrower set forth below the dollar amount set forth below opposite such fiscal year:


                             FISCAL YEAR ENDING                            AMOUNT
                             ------------------                            ------

                             December 31, 2000                         $500,000,000
                             December 31, 2001                         $790,000,000

         provided, that (i) up to $150,000,000 of any such amount referred to above, if not so expended in the fiscal year of the Borrower for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year of the Borrower, (ii) up to $25,000,000 of any such amount referred to above may be carried back for expenditure in the immediately preceding fiscal year of the Borrower and (iii) Capital Expenditures made pursuant to this Section 5.02(f) during any fiscal year of the Borrower shall be deemed made, first, in respect of amounts carried over from the prior fiscal year of the Borrower pursuant to subclause (i) above, second, in respect of amounts permitted for such fiscal year as provided above and, third, in respect of amounts carried back from the next succeeding fiscal year of the Borrower pursuant to subclause (ii) above.

                  (g) Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "INVESTMENTS"), except:

                           (i) extensions of trade credit in the ordinary course
                  of business;

                           (ii) Investments in Cash Equivalents;

                           (iii) Guarantee Obligations permitted by Section
                  5.02(a);

                           (iv) loans and advances to officers, directors or
                  employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower or any Subsidiary of the Borrower which, when added to the outstanding principal amount of Indebtedness incurred pursuant to Section 5.02(a)(ix), shall not exceed $5,000,000 at any one time outstanding;

                           (v) intercompany Investments by the Borrower or any
                  of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary of the Borrower;


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

                           (vi) Investments by the Borrower or any of its
                  Subsidiaries in existing or potential trade suppliers, vendors and customers from whom THI reasonably expects to obtain a material commercial benefit in an aggregate amount (valued at cost) not to exceed $25,000,000 at any one time; and

                           (vii) in addition to Investments otherwise expressly
                  permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $75,000,000 at any one time.

                  (h) Optional Payments and Modifications of Certain Debt Instruments. (i) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Existing High Yield Notes or the Bank Credit Facility except prepayments of advances under the Revolver or (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing High Yield Notes or the Bank Credit Facility in any manner materially adverse to the Lenders.

                  (i) Transactions with Affiliates. Other than as set forth on
         Schedule 5.02(i), enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, unless such transaction is (i) between or among Wholly Owned Subsidiaries of the Borrower or (ii) (A) otherwise permitted under this Agreement, (B) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (C) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  (j) Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, other than any sale and leaseback transaction involving properties existing on the Effective Date and permitted by
         Section 5.02(b)(xi) or properties acquired after the Effective Date and permitted by Section 5.02(b)(vii).

                  (k) Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  (l) Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (i) this Agreement and the other Bridge Documents, (ii) the Time Warner Arrangements, (iii) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted


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

         hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (iv) any agreements governing any Investment in any joint venture that limit the ability to grant a security interest in the Capital Stock of such joint venture,
         (v) customary restrictions entered into in the ordinary course of business with respect to Intellectual Property that limit the ability to grant a security interest in such Intellectual Property, (vi) any agreements governing any leasehold interest (including any rights of way, collocation agreements and other similar such interests in real estate, and agreements assumed pursuant to the Acquisition Agreement granting an indefeasible right of use in fiber or conduits or providing for joint construction or marketing of fiber or conduits) or building entry agreements that limit the ability to grant a security interest in such leasehold interest or building entry agreements, (vii) agreements with customers for the provision of services that limit the ability to grant a security interest in such agreements (but not amounts receivable or any money or other amounts due or to become due or other right of payment resulting from those agreements), (viii) the Existing High Yield Indenture, (ix) the Bank Credit Facility and (x) any agreement governing Indebtedness permitted to be incurred by Section 5.02(a)(vii).

                  (m) Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (i) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (ii) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (iii) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (A) any restrictions existing under the Bridge Documents, (B) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (C) any restrictions existing under the Bank Credit Facility in effect on the date hereof.

                  (n) Lines of Business; Holding Company Status. Enter into any business, either directly or through any Subsidiary, except for the design, development, construction, installation, integration, management or provision of any telecommunications business, including voice, video, internet and data transmission products, services and systems, fiber network construction and sales and any business reasonably related to the foregoing (each, a "PERMITTED LINE OF BUSINESS").

                  (o) Modifications to Time Warner Arrangements and Material Rights and Privileges. Amend, supplement, or otherwise modify the terms and conditions of any of the Time Warner Arrangements or any material rights and privileges (including, without limitation, FCC and local regulatory licenses) in any manner materially adverse to the Lenders.

                  (p) Amendments to Acquisition Agreement. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Agreement in any manner that could reasonably be expected to have a Material Adverse Effect.


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                  SECTION 5.03. Reporting Requirements. Until the consummation of the Exchange in accordance with Section 2.03(b) so long as any Bridge Advance or any other Obligation of the Borrower under any Bridge Document (other than the Rollover Notes or any other Exchange Document) shall remain unpaid or any Lender shall have any Commitment hereunder with respect to any Bridge Advance, the Borrower will furnish to the Administrative Agent and the Lenders:

                  (a) Financial Statements. (i) Annual Financials. As soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst &Young LLP or other independent certified public accountants of nationally recognized standing.

                  (ii) Quarterly Financials. As soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year of the Borrower through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments).

         All such financial statements, together with the notes thereto, shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         Any financial statement required to be delivered pursuant to this
         Section 5.03(a) shall be deemed to have been delivered on the date on which the Borrower posts such financial statement on its website on the Internet at www.twtelecom.com or when such financial statement is posted on the SEC's website on the internet at www.sec.gov; provided that the Borrower shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders); provided, further, that the Borrower shall deliver paper copies of any financial statement referred to in this Section 5.03(a) to the Administrative Agent if the Administrative Agent or any Lender requests the Borrower to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

                  (b) Certificates; Other Information. (i) concurrently with the delivery of the financial statements referred to in Section 5.03(a)(i), a certificate of the independent


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

         certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default, except as specified in such certificate;

                  (ii) concurrently with the delivery of any financial statements pursuant to Section 5.03(a), (A) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, the Borrower during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Bridge Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default except as specified in such certificate and (B) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, including, without limitation, a report as to the status of availability of the exception to the indebtedness covenant contained in the Existing High Yield Indenture (including a statement as to the amount of the Advances outstanding under this Agreement that are permitted to be outstanding under the exception contained in Section 4.03(a)(vii) of the Existing High Yield Indenture relating to the acquisition of certain assets);

                  (iii) as soon as available, and in any event no later than 50 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year of the Borrower (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year of the Borrower, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year of the Borrower (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions believed by the Borrower to be reasonable at the time made and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect (it being recognized by the Lenders that such opinions, projections and forecasts as to any future event or state of affairs are not to be viewed as factual information and that actual results during the period or periods covered by any such opinion, projection or forecast may differ from the opinions and projected or forecast results);

                  (iv) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Existing High Yield Indenture;

                  (v) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and


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

                  (vi) promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.

         Any delivery required to be made pursuant to Section 5.03(b)(v) shall be deemed to have been made on the date on which the Borrower posts such delivery on its website on the internet at www.twtelecom.com or when such delivery is posted on the SEC's website on the internet at www.sec.gov; provided that the Borrower shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders); provided, further, that the Borrower shall deliver paper copies of any delivery referred to in Section 5.03(b)(v) to the Administrative Agent if the Administrative Agent or any Lender requests the Borrower to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

                  (c) Notices. Promptly notice of: (i) the occurrence of any Default or Event of Default;

                  (ii) any (A) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (B) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (iii) any litigation or proceeding affecting the Borrower or any of its Subsidiaries (A) in which the amount involved is $5,000,000 or more and not covered by insurance, (B) in which injunctive or similar relief is sought or (C) which relates to any Bridge Document;

                  (iv) the following events, and in any event within 30 days after a Responsible Officer knows or has reason to know thereof: (A) the occurrence of any Reportable Event with respect to any Plan, a failure by the Borrower or any Commonly Controlled Entity to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (B) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided that in the case of either clause (A) or (B) above, such event or events could reasonably be expected to result in liability in excess of $5,000,000; and

                  (v) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this Section 5.03(c) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.


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                  SECTION 5.04. Financial Covenants. Until the consummation of the Exchange in accordance with Section 2.03(b) so long as any Bridge Advance or any other Obligation of the Borrower under any Bridge Document (other than the Rollover Notes or any other Exchange Document) shall remain unpaid or any Lender shall have any Commitment hereunder with respect to any Bridge Advance, the Borrower will not:

                  (a) Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the last day of any fiscal quarter of the Borrower during the period set forth below to exceed the ratio set forth below opposite such fiscal quarter:

      FISCAL QUARTER                         SENIOR LEVERAGE RATIO
      --------------                         ---------------------
Effective Date - 06/30/01                         5.00 to 1.0
07/01/01 - 12/31/01                               4.50 to 1.0

                  (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Borrower during the period set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                  CONSOLIDATED
    FISCAL QUARTER                               LEVERAGE RATIO
    --------------                               --------------
Effective Date - 03/31/01                         16.00 to 1.0
04/01/01 - 06/30/01                               15.00 to 1.0
07/01/01 - 09/30/01                               13.00 to 1.0
10/01/01 - 12/31/01                               12.00 to 1.0

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or the Borrower shall fail to make any other payment under any Bridge Document, in each case under this clause (ii) within 5 days after the same becomes due and payable; or

                  (b) any representation or warranty made by the Borrower (or any of its officers) under or in connection with any Bridge Document shall prove to have been incorrect in any material respect when made; or

                  (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.03(b), 2.13, 5.01(b)(i), 5.02, 5.03(c)(i) or 5.04; or

                  (d) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Bridge Document on its part to be performed or observed if


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

         such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (e) the Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness of the Borrower or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $10,000,000 either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Indebtedness or otherwise to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent (i) not paid by insurance or (ii) as to which no reasonable expectation of insurance coverage exists) of $10,000,000 or more (or, with respect to judgments related to reciprocal compensation arrangements for which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries or that have not yet been recognized as revenue, $15,000,000 or more), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or


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

                  (h) any provision of any Bridge Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against the Borrower party to it, or any the Borrower shall so state in writing; or

                  (i) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition other than in the ordinary course shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, the Notes, all interest thereon and all other amounts payable under this Agreement and the other Bridge Documents to be forthwith due and payable, whereupon the Advances, the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the Commitments of each Lender and the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Bridge Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such


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powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Bridge Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Bridge Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Bridge Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Bridge Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Bridge Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Bridge Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. MSSF and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, MSSF shall have the same rights and powers under the Bridge Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include MSSF in its individual capacity. MSSF and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person that may do business with or own securities of the Borrower or any such Subsidiary, all as if MSSF was not the Administrative Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and


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based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. (a) Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Bridge Documents or any action taken or omitted by the Administrative Agent under the Bridge Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

                  (b) For purposes of this Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (ii) the aggregate unused portions of their respective Commitments at such time. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Bridge Documents.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders with, so long as no Event of Default shall have occurred, the consent of the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower so long as no Event of Default shall have occurred and be continuing at the time of such appointment. If no successor Administrative


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

Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Bridge Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this Section 7.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Administrative Agent's resignation or removal shall become effective, (b) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Bridge Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Bridge Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Bridge Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, (ii) change the number of Lenders or the percentage of (A) the Commitments or (B) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) amend Section 2.13 or this Section 8.01, (iv) increase the Commitments of the Lenders, (v) reduce the principal of, or interest on, the Advances and the Notes or any fees or other amounts payable hereunder, (vi) postpone any date scheduled for any payment of principal of, or interest on, the Advances and the Notes pursuant to Section 2.03 or 2.06 or any date fixed for payment of fees or other amounts payable hereunder, or (ix) limit the liability of the Borrower under any of the Bridge Documents; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Bridge Documents.


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                  SECTION 8.02. Notices, Etc. All notices and other
communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 10475 Park Meadows Drive, Littleton CO 80124, Attention: Mark Peters; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 1633 Broadway, 26th Floor, New York, New York 10019, Attention: James Morgan, telephone: (212) 537-1470; facsimile: (212) 537-1876 (or - 1866); or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay promptly following demand therefor (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Bridge Documents and the other matters referred to therein (including travel costs, document production and other expenses of this type and the reasonable fees and expenses of one firm of primary counsel for the Administrative Agent and the Lenders with respect thereto and fees of other professional advisors retained with the Borrower's consent, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Bridge Documents, with respect to negotiations with the Borrower or with other creditors of the Borrower or any of its Subsidiaries arising out of any Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and each Lender in connection with the enforcement of the Bridge Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

                  (b) The Borrower agrees to indemnify, defend and save and hold harmless the Administrative Agent, each Lender and each of their Affiliates and their respective officers,


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directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay promptly following demand therefor, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Bridge Facility, the actual or proposed use of the proceeds of the Advances, the Bridge Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Transaction) or (ii) any violation of, noncompliance with or liability under any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the Properties, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Acquisition is consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Bridge Facility, the actual or proposed use of the proceeds of the Advances, the Bridge Documents or any of the transactions contemplated by the Bridge Documents except to the extent such claim is based upon willful misconduct. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnified Party shall endeavor to work cooperatively with a view to minimizing the legal and other expenses associated with any defense and any potential settlement or judgment.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender or if any Exchange Security is issued for an Exchange Advance other than on the last day of the Interest Period for such Advance, as a result of an issuance, payment or Conversion pursuant to Section 2.03, 2.05, 2.08(b)(i) or 2.09(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate


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of interest for such Loans provided for herein (excluding, however, the
Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.

                  (d) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Bridge Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other Bridge Document, the agreements and obligations of the Borrower contained in Sections 2.09 and 2.11 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Bridge Documents.

                  SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Bridge Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. The Administrative Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender and their respective Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may upon 10 days' notice to the Borrower and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.09 or 2.11) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this


TWT Bridge Credit Agreement

Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Bridge Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an Affiliate of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and the Administrative Agent shall use reasonable efforts to assist the Borrower in such arrangement, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lenders that syndication of the Commitments hereunder has been completed and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a), the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee. In connection with any such assignment of Exchange Advances by an assigning Lender, such Lender may, at its option, irrevocably designate all or part of the Exchange Advances being assigned by it as Non-Call Advances, effective as of the date of effectiveness of the applicable Assignment and Acceptance.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.11 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement except for its obligations under Section 8.09 (and, in the case of an Assignment


TWT Bridge Credit Agreement
and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Bridge Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Bridge Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Bridge Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Bridge Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Bridge Advances and Exchange Advances (including Non-Call Advances) owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Administrative Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a


TWT Bridge Credit Agreement
new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

                  (f) Each Lender may sell participations to one or more Persons (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Bridge Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall expressly agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.


TWT Bridge Credit Agreement

                  SECTION 8.09. Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information (including oral information) provided to it by the Borrower or any of its Subsidiaries pursuant to this Agreement that is designated by the Borrower or such Subsidiary as confidential (the "CONFIDENTIAL INFORMATION"); provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, or any Affiliate of any Lender (provided that such Affiliate expressly agrees to comply with the provisions of this Section), (b) to any actual or prospective assignee or participant that expressly agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates,
(d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed or otherwise disclosed to such Person on a non-confidential basis, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided, further, that with respect to disclosures pursuant to clauses (d), (e) and (f) of this Section, unless prohibited by applicable law or court order, each Lender and the Administrative Agent shall attempt to notify the Borrower of any request by any governmental agency or representative thereof or other Person (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any material confidential information after receipt of such request, and if reasonably practicable and permissible, before disclosure of such information.

                  SECTION 8.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Bridge Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Bridge Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Bridge Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.


TWT Bridge Credit Agreement

                  SECTION 8.11. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.


TWT Bridge Credit Agreement

                                   SCHEDULE I
                   COMMITMENTS AND APPLICABLE LENDING OFFICES



                                                                    DOMESTIC               EURODOLLAR
                                               BRIDGE                LENDING                 LENDING
        NAME OF INITIAL LENDER               COMMITMENT              OFFICE                  OFFICE
-------------------------------------- --------------------- ----------------------- -----------------------
Morgan Stanley Senior Funding Inc.         $361,669,000      1585 Broadway           1585 Broadway
                                                             New York                New York
                                                             NY 10036                NY 10036

                                       ---------------------
Lehman Commercial Paper Inc.               $180,831,000      3 World Financial       3 World Financial
                                                             Center, 11th Floor      Center, 11th Floor
                                                             200 Vesey Street        200 Vesey Street
                                                             New York                New York
                                                             NY 10285                NY 10285
                                       ---------------------
The Chase Manhattan Bank                   $108,500,000      270 Park Avenue         270 Park Avenue New
                                                             New York                York
                                                             NY 10017                NY 10017
                                       ---------------------
Bear Stearns Corporate Lending Inc.        $ 35,000,000      245 Park Avenue, New    245 Park Avenue, New
                                                             York                    York
                                                             NY 10167                NY 10167
                                       ---------------------
ABN AMRO Bank N.V.                         $ 14,000,000      208 South La Salle      208 South La Salle
                                                             Suite 1500              Suite 1500
                                                             Chicago                 Chicago
                                                             IL 60604-1003           IL 60604-1003
                                       ---------------------
Total:                                     $700,000,000
                                       =====================

                                                                     EXHIBIT A-1

                                                                         FORM OF
                                                                     BRIDGE NOTE


$_______________                                    Dated:  [_________ __, ____]

                  FOR VALUE RECEIVED, the undersigned, TIME WARNER TELECOM INC., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Advance (as defined below) owing to the Lender by the Borrower pursuant to the Bridge Credit Agreement dated as of December 15, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other Lenders party thereto, and Morgan Stanley Senior Funding, Inc. ("MSSF"), as Administrative Agent for the Lender and such other Lenders on the Maturity Date.

                  The Borrower promises to pay interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement; provided, however, that any interest payable in excess of 15% per annum may, at the option of the Borrower, so long as no Default shall have occurred and be continuing, not be paid in cash but may instead be capitalized and shall be deemed to be an Advance constituting additional principal hereunder, which additional principal shall bear interest as set forth in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to MSSF, as Administrative Agent, at _______________, _______________ _____, in same day funds. The Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (an "ADVANCE") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                        TIME WARNER TELECOM INC.


                                        By
                                          --------------------------------------
                                          Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


================================================================================
                                    AMOUNT OF          UNPAID
    DATE         AMOUNT OF       PRINCIPAL PAID       PRINCIPAL      NOTATION
                  ADVANCE          OR PREPAID          BALANCE       MADE BY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                                                     EXHIBIT A-2

                                                                         FORM OF
                                                                   ROLLOVER NOTE


$_______________                                    Dated:  [_________ __, ____]

                  FOR VALUE RECEIVED, the undersigned, TIME WARNER TELECOM INC., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Advance (as defined below) owing to the Lender by the Borrower pursuant to the Bridge Credit Agreement dated as of December 15, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other Lenders party thereto, and Morgan Stanley Senior Funding, Inc. ("MSSF"), as Administrative Agent for the Lender and such other Lenders on the Maturity Date.

                  The Borrower promises to pay interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement; provided, however, that any interest payable in excess of 15% per annum may, at the option of the Borrower, so long as no Default shall have occurred and be continuing, not be paid in cash but may instead be capitalized and shall be deemed to be an Advance constituting additional principal hereunder, which additional principal shall bear interest as set forth in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to MSSF, as Administrative Agent, at _______________, _______________ _____, in same day funds. The Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (an "ADVANCE") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                           TIME WARNER TELECOM INC.


                                           By
                                             -----------------------------------
                                             Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


================================================================================
                                    AMOUNT OF          UNPAID
    DATE         AMOUNT OF       PRINCIPAL PAID       PRINCIPAL      NOTATION
                  ADVANCE          OR PREPAID          BALANCE       MADE BY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                                                       EXHIBIT B

                                                                         FORM OF
                                                             NOTICE OF BORROWING



Morgan Stanley Senior Funding, Inc.,
as Administrative Agent
under the Credit Agreement
referred to below

--------------------
--------------------                   [Date]

                  Attention:
                             ----------------

Ladies and Gentlemen:

                  The undersigned, TIME WARNER TELECOM INC. refers to the Bridge Credit Agreement dated as of December 15, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned, the Lenders party thereto, and Morgan Stanley Senior Funding, Inc. ("MSSF"), as Administrative Agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit
Agreement:

                  (i) The Business Day of the Proposed Borrowing is _________ __, ____.

                  (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                  (iii) The aggregate amount of the Proposed Borrowing is $__________.

                  [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A) The representations and warranties contained in each Bridge Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

                  (B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                  This Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing comprised of Eurodollar Rate Advances, the Borrower agrees to indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in clause (i) above the applicable conditions set forth in Article III of the Credit Agreement so as to cause such Advance not to be made on such date, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount not so borrowed for the period from the date of such failure to borrow to the last day of the Interest Period that would have commenced on the date of such failure at the applicable rate of interest for such Advances provided for in the Credit Agreement (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.

                  Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

                                        Very truly yours,

                                        TIME WARNER TELECOM INC.



                                        By
                                          --------------------------------------
                                          Title:

                                                                       EXHIBIT C

                                                                         FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE



                  Reference is made to the Bridge Credit Agreement dated as of December 15, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among TIME WARNER TELECOM INC., a Delaware corporation (the "BORROWER"), the Lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent for the Lenders.

                  Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

                  1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

                  2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Bridge Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Bridge Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of its obligations under any Bridge Document or any other instrument or document furnished pursuant thereto; (iv) designates as Non-Call Advances the Exchange Advances specified on Schedule 1 hereto; and (v) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Bridge Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.11 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Bridge Documents that are specified under the terms of such Bridge Documents to survive the payment in full of the Obligations of the Borrower under the Bridge Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of
Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                           ASSIGNMENT AND ACCEPTANCE

ASSIGNORS:
     Percentage interest assigned                              %         %           %           %           %
     Commitment assigned                              $           $         $           $           $
     Outstanding principal amount of
     Advance assigned                                 $           $         $           $           $
     Principal amount of Bridge/Rollover Note
     payable to ASSIGNOR                              $           $         $           $           $


ASSIGNEES:
     Percentage interest assumed                               %         %           %           %           %
     Commitment assumed                               $           $         $           $           $
     Outstanding principal amount of
     Advance assumed                                  $           $         $           $           $
     Non-Call Advances:
        Outstanding Principal Amount                  $           $         $           $           $
        Last Day of current Interest Period with
        respect thereto
     Principal amount of Bridge/Rollover Note
     payable to ASSIGNEE                              $           $         $           $           $


Certificates to the Bridge Credit Agreement

Effective Date (if other than date of acceptance by Administrative Agent):
(1)_________ __, ____

                                   ASSIGNORS


                                                                 , as Assignor
                                         ------------------------
                                         [Type or print legal name of Assignor]

                                         By
                                           -------------------------------------
                                           Title:

                                         Dated:              ,
                                                ---------- --  ----



                                                                 , as Assignor
                                         ------------------------
                                         [Type or print legal name of Assignor]

                                         By
                                           -------------------------------------
                                           Title:

                                         Dated:              ,
                                                ---------- --  ----



                                                                 , as Assignor
                                         ------------------------
                                         [Type or print legal name of Assignor]

                                         By
                                           -------------------------------------
                                           Title:

                                         Dated:              ,
                                                ---------- --  ----



                                                                 , as Assignor
                                         ------------------------
                                         [Type or print legal name of Assignor]

                                         By
                                           -------------------------------------
                                           Title:

                                         Dated:              ,
                                                ---------- --  ----


----------
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.



Certificates to the Bridge Credit Agreement

                                                                 , as Assignor
                                         ------------------------
                                         [Type or print legal name of Assignor]

                                         By
                                           -------------------------------------
                                           Title:

                                         Dated:              ,
                                                ---------- --  ----



                                   ASSIGNEES


                                                                 , as Assignee
                                         ------------------------
                                         [Type or print legal name of Assignee]

                                         By
                                           -------------------------------------
                                           Title:

                                         Dated:              ,
                                                ---------- --  ----

                                         Domestic Lending Office:


                                         Eurodollar Lending Office:



                                                                 , as Assignee
                                         ------------------------
                                         [Type or print legal name of Assignee]

                                         By
                                           -------------------------------------
                                           Title:

                                         Dated:              ,
                                                ---------- --  ----

                                         Domestic Lending Office:


                                         Eurodollar Lending Office:


Certificates to the Bridge Credit Agreement

                                                                 , as Assignee
                                         ------------------------
                                         [Type or print legal name of Assignee]

                                         By
                                           -------------------------------------
                                           Title:

                                         Dated:              ,
                                                ---------- --  ----

                                         Domestic Lending Office:


                                         Eurodollar Lending Office:



                                                                 , as Assignee
                                         ------------------------
                                         [Type or print legal name of Assignee]

                                         By
                                           -------------------------------------
                                           Title:

                                         Dated:              ,
                                                ---------- --  ----

                                         Domestic Lending Office:


                                         Eurodollar Lending Office:



                                                                 , as Assignee
                                         ------------------------
                                         [Type or print legal name of Assignee]

                                         By
                                           -------------------------------------
                                           Title:

                                         Dated:              ,
                                                ---------- --  ----

                                         Domestic Lending Office:


                                         Eurodollar Lending Office:


Certificates to the Bridge Credit Agreement

Accepted (2)[and Approved] this ____
day of ___________, ____

MORGAN STANLEY SENIOR FUNDING, INC.,
  as Administrative Agent

By
  -------------------------------------
  Title:




(3)[Approved this ____ day of ___________, ____

TIME WARNER TELECOM INC.,
  as Borrower

By
  -------------------------------------
  Title:]


----------
(2) Required if the Assignee is an Eligible Assignee solely by reason of clause (c) of the definition of "Eligible Assignee".

(3) Required if the Assignee is an Eligible Assignee solely by reason of clause (c) of the definition of "Eligible Assignee" and if no Default shall have occurred and be continuing as of the Effective Date.


Certificates to the Bridge Credit Agreement

                                                                       EXHIBIT D
                                                                   TO THE BRIDGE
                                                                CREDIT AGREEMENT

                                     FORM OF
                             COMPLIANCE CERTIFICATE


                  This Compliance Certificate is delivered pursuant to Section 5.03(b)(ii) of the Bridge Credit Agreement, dated as of December 15, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, (the "Bridge Credit Agreement"), among TIME WARNER TELECOM INC. (the "Borrower"), the Lenders party thereto, and MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF"), as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in the Bridge Credit Agreement and used herein shall have the meanings given to them in the Bridge Credit Agreement.

                  1. I am the duly elected, qualified and acting [Chief Financial Officer or Treasurer] of the Borrower.

                  2. I have reviewed and am familiar with the contents of this Certificate.

                  3. I have reviewed the terms of the Bridge Credit Agreement and the Bridge Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default [, except as set forth below].

                  4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 5.02(a), 5.02(b), 5.02(d), 5.02(e), 5.02(f), 5.02(g) and 5.04 of the Bridge Credit Agreement.

                  5. Attached hereto as Attachment 3 is a report as to the status of availability of the exception to the indebtedness covenant contained in the Existing High Yield Indenture permitting $300,000,000 of indebtedness (including a statement as to the amount of the Advances outstanding under the Bridge Credit Agreement that are permitted to be outstanding under the exception contained in Section 4.03(a)(vii) of the Existing High Yield Indenture relating to the acquisition of certain assets).

                  IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ____, 200__.


                                     -------------------------------
                                     Name:
                                     Title:



Certificates to the Bridge Credit Agreement

                                                                    Attachment 1
                                                       to Compliance Certificate



                          [Attach Financial Statements]




Certificates to the Bridge Credit Agreement

                                                                    Attachment 2
                                                       to Compliance Certificate



         The information described herein is as of ______, ____, and pertains to the period from _________, ____ to ________________ __, ____.


                        [Set forth Covenant Calculations]




Certificates to the Bridge Credit Agreement

                                                                    Attachment 3
                                                       to Compliance Certificate


             [Set forth report re: availability under the Indenture]



Certificates to the Bridge Credit Agreement

                                                                       EXHIBIT E
                                                                   TO THE BRIDGE
                                                                CREDIT AGREEMENT



                          FORM OF EXEMPTION CERTIFICATE

                  Reference is made to the Bridge Credit Agreement dated as of December 15, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Time Warner Telecom Inc., a Delaware corporation (the "BORROWER"), the Lenders party thereto, and Morgan Stanley Senior Funding, Inc. ("MSSF"), as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. ______________________ (the "NON-U.S. LENDER") is providing this certificate pursuant to Section 2.17(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

                  1. The Non-U.S. Lender is the sole record and beneficial owner of the Advances in respect of which it is providing this certificate.

                  2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

                  3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

                  4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                     [NAME OF NON-U.S. LENDER]


                                     By:
                                        --------------------------------
                                     Name:
                                     Title:

                                     Date:
                                           --------------------


Certificates to the Bridge Credit Agreement

                                                                       EXHIBIT F
                                                                   TO THE BRIDGE
                                                                CREDIT AGREEMENT

                                     FORM OF
                               CLOSING CERTIFICATE


                  Pursuant to Section 3.01(a)(ii) of the Bridge Credit Agreement, dated as of December 15, 2000 (the "Bridge Credit Agreement"; terms defined therein being used herein as therein defined), among TIME WARNER TELECOM INC. (the "Borrower"), the Lenders party thereto, and MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF"), as Administrative Agent for the Lenders, the undersigned [INSERT TITLE OF OFFICER] of the Borrower hereby certifies as follows:

         1. The representations and warranties of the Borrower set forth in each of the Bridge Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to any of the Bridge Documents to which it is a party are true and correct on and as of the date hereof with the same effect as if made on the date hereof.

         2. ___________________ is the duly elected and qualified Corporate Secretary of the Borrower and the signature set forth for such officer below is such officer's true and genuine signature.

         3. No Default has occurred and is continuing as of the date hereof or after giving effect to the Advances to be made on the date hereof and the use of proceeds thereof.

         4. The conditions precedent set forth in Section 3.01 of the Bridge Credit Agreement were satisfied as of the Effective Date.

                  The undersigned Secretary of the Borrower certifies as follows:

         5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Borrower.

         6. The representations and warranties contained in the Bridge Documents are accurate as though made on and as of the date of the Initial Extension of Credit.

         7. The Borrower is a duly organized corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         8. Attached hereto as Annex 1 is a true and complete copy of resolutions approving the Bridge Documents duly adopted by the Board of Directors of the Borrower on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.



Certificates to the Bridge Credit Agreement

         9. Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Borrower as in effect on the date hereof, on the date of the Board Resolutions referred to in Paragraph 7 above were adopted and on the date of the Initial Extension of Credit.

         10. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Borrower as in effect on the date hereof certified by the Secretary of State of Delaware; there have been no amendments thereto since the date of such certificate.

         11. The making of the Advances and the borrowing under the Bank Credit Facility on the date of the Initial Extension of Credit do not violate any provision of the Existing High Yield Indenture.

         12. Attached hereto as Annex 4 is a true and complete copy of each of the Related Documents, duly executed by the parties thereto.

         13. Attached hereto as Annex 5 is a true and complete copy of (A) the Pro Forma Balance Sheet and (B) the financial statements referred to in Section 4.01(a)(ii) of the Bridge Credit Agreement.

         14. The following persons are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Bridge Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Bridge Documents to which it is a party:

     Name                     Office                        Signature
     ----                     ------                        ---------





                  IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.


-------------------------------          -------------------------------
Name:                                    Name:
Title:                                   Title: Corporate Secretary


Date:             , 200
     ---------- --     -


Certificates to the Bridge Credit Agreement

                                                                         ANNEX 1


                                  [Resolutions]


                                      I-1




Certificates to the Bridge Credit Agreement

                                                                         ANNEX 2


                                    [By-Laws]


                                      I-2



Certificates to the Bridge Credit Agreement

                                                                         ANNEX 3



                         [Certificate of Incorporation]

                                                                       EXHIBIT G

                                      EXCHANGE COVENANTS AND RELATED DEFINITIONS

                  "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

                  "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Borrower and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (a) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (i) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries by such Person during such period and
         (ii) with respect to net losses, to the extent of the amount of Investments made by the Borrower or any of its Restricted Subsidiaries in such Person during such period; (b) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 5.02(f) (and in such case, except to the extent includable pursuant to clause (a) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Borrower or any of its Restricted Subsidiaries; (c) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (d) any gains or losses (on an after-tax basis) attributable to Asset Sales; (e) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 5.02(f), any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than Disqualified Stock) of the Borrower) on Preferred Stock of the Borrower or any of its Restricted Subsidiaries owned by Persons other than the Borrower and any of its Restricted Subsidiaries; (f) all extraordinary gains and extraordinary losses; and (g) any compensation expense paid or payable solely with Capital Stock, (other than Disqualified Stock) of the Borrower or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock).

                  "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Borrower and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (a) all current liabilities of the Borrower and its Restricted Subsidiaries (excluding intercompany items) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Administrative Agent pursuant to Section 5.03.

                  "ADJUSTED NET CASH PROCEEDS" has the meaning provided in
         Section 5.02(e).

                  "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "ANNUALIZED CONSOLIDATED EBITDA" means for any fiscal quarter, an amount equal to Bank Consolidated EBITDA for such period multiplied by four.

                  "ASSET ACQUISITION" means (a) an investment by the Borrower or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Borrower or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Borrower and its Restricted Subsidiaries on the date of such investment or (b) an acquisition by the Borrower or any of its Restricted Subsidiaries of the property and assets of any Person other than the Borrower or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Borrower and its Restricted Subsidiaries on the date of such acquisition.

                  "ASSET DISPOSITION" means the sale or other disposition by the Borrower or any of its Restricted Subsidiaries (other than to the Borrower or another Restricted Subsidiary) of (a) all or substantially all of the Capital Stock of any Restricted Subsidiary or (b) all or substantially all of the assets that constitute a division or line of business of the Borrower or any of its Restricted Subsidiaries.

                  "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Borrower or any of its Restricted Subsidiaries to any Person other than the Borrower or any of its Restricted Subsidiaries of (a) all or any of the Capital Stock of any Restricted Subsidiary, (b) all or substantially all of the property and assets of an operating unit or business of the Borrower or any of its Restricted Subsidiaries or (c) any other property and assets of the Borrower or any of its Restricted Subsidiaries outside the ordinary course of business of the Borrower or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Agreement applicable to mergers, consolidations and sales of all or substantially all of the assets of the Borrower; provided that "Asset Sale" shall not include (i) sales or other dispositions of inventory, receivables and other current assets, (ii) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 5.02(f), (iii) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $5 million in any transaction or series of related transactions, or (iv) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property, assets or securities of the kind described in clause (B) of Section 5.02(e).

                  "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (ii) the amount of such principal payment by (b) the sum of all such principal payments.

                  "BANK CAPITAL LEASE OBLIGATIONS" means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "BANK CONSOLIDATED EBITDA" means for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Advances), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, and (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), provided, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $20,000,000 for any fiscal year of the Borrower, or, in the case of such non-cash losses on sales of the Acquired Assets or any non-cash losses on minority investments or investments in unconsolidated Subsidiaries, $30,000,000 and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income and (ii) any extraordinary, unusual or non-recurring income or gains (other than any reciprocal compensation income or gains to the extent included in operating income), including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business.

                  "BANK CONSOLIDATED LEVERAGE RATIO" means as of any day, the ratio of (a) Consolidated Net Total Debt on such day to (b) Annualized Consolidated EBITDA for the most recent complete fiscal quarter of the Borrower.

                  "BANK INDEBTEDNESS" means of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Bank Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Cash Pay Preferred Stock, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Bank Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 5.02(b) and 6.01(e) only, all obligations of such Person in respect of derivative transactions (including, without limitation, Hedge Agreements). For purposes of this definition, the principal amount of any Cash Pay Preferred Stock shall be deemed to be its liquidation value. The Bank Indebtedness of any Person shall include the Bank Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "BANK LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

                  "CAPITALIZED LEASES" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

                  "CAPITALIZED LEASE OBLIGATIONS" means the discounted present value of the rental obligations under a Capitalized Lease.

                  "CHANGE OF CONTROL" means such time as (a) the Permitted Investors as a group cease to have the ability to elect a majority of the members of the Board of Directors (other than the chief executive officer of the Borrower and independent directors; provided that independent directors shall be included in calculating whether the foregoing majority requirement is satisfied if the Directors nominated by the Permitted Investors do not constitute a majority of the committee that selects the Board of Directors' nominees for independent directors) and a "person" or "group"

         (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Permitted Investors) has become the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Borrower on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Borrower, on a fully diluted basis, than is held by the Permitted Investors as a group on such date; or (b) individuals who on the Effective Date constitute the Board of Directors (together with any new Directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Borrower's stockholders or members, as the case may be, was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

                  "COMMON STOCK" means, with respect to any Person, such Person's equity other than Preferred Stock of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

                  "CONSOLIDATED EBITDA" means, for any period, Adjusted Consolidated Net Income for such period (a) plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),
         (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in conformity with GAAP, and (b) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 5.02 (f), less (to the extent not otherwise reduced in accordance with GAAP) the aggregate amount of deposits made by the Borrower and its Restricted Subsidiaries after the Existing High Yield Closing Date in connection with proposed Asset Acquisitions that are forfeited by the Borrower or any of its Restricted Subsidiaries; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Borrower or any of its Restricted Subsidiaries.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by the Borrower or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations, in each case that is paid, accrued or scheduled to be paid or to be accrued by the Borrower and its Restricted Subsidiaries during such period; excluding, however, (a) in calculating Consolidated EBITDA, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (c) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (c) of the definition thereof) and (b) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Existing High Yield Notes, the Notes and the Exchange Securities all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

                  "CONSOLIDATED LEVERAGE RATIO" means, on any Transaction Date, the ratio of (a) the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (b) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Borrower have been filed with the Securities and Exchange Commission or provided to the Administrative Agent pursuant to Section 5.03 (such four fiscal quarter period being the "FOUR QUARTER PERIOD"); provided that, in making the foregoing calculation, (i) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date; (ii) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "REFERENCE PERIOD"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (iii) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Borrower or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (ii) or (iii) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

                  "CONSOLIDATED NET WORTH" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Borrower and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to

         Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Borrower or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "CONSOLIDATED TOTAL DEBT" means at any date, the aggregate principal amount of all Bank Indebtedness (other than, in the case of contingent obligations of the type described in clause (f) of the definition of "Bank Indebtedness", any such obligations not constituting L/C Obligations (as defined in the Bank Credit Facility)) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "CREDIT AGREEMENT" means credit agreements, vendor financings or similar facilities or arrangements made available from time to time to the Borrower and its Restricted Subsidiaries from banks, other financial institutions and/or equipment manufacturers for the Incurrence of Indebtedness, including letters of credit and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, supplemented, modified or restated from time to time.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                  "DISQUALIFIED STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (a) required to be redeemed prior to the Stated Maturity of the Advances, the Notes, if any, and, if issued, the Exchange Securities, (b) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Advances, the Notes, if any, and, if issued, the Exchange Securities or (c) convertible into or exchangeable for Capital Stock referred to in clause (a) or (b) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Advances, the Notes, if any, and, if issued, the Exchange Securities; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Advances, the Notes, if any, and, if issued, the Exchange Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 5.02(e), Section 2.05(b)(ii), Section 2.05(b)(iv) and Section 2.05(b)(v) and such Capital Stock or the agreements or instruments governing the redemption rights thereof specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Borrower's prepayment of the Advances, the Notes, if any, and, if issued, the Exchange Securities as are required to be prepaid pursuant to Section 2.05(b)(ii), Section 2.05(b)(iv), Section 2.05(b)(v) or Section 5.02(e).

                  "EXISTING HIGH YIELD CLOSING DATE" means the date on which the Existing High Yield Notes were originally issued under the Existing High Yield Indenture.

                  "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause (viii) of the second paragraph of Section 5.02(b), (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Borrower exceeds $15 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Administrative Agent.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Existing High Yield Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Agreement shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Agreement shall be made without giving effect to (a) the amortization of any expenses incurred in connection with the offering of the Existing High Yield Notes, the Notes and the Exchange Securities and (b) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person
         (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (a) or (b) above or (e), (f) or (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement),
         (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (e) all Capitalized Lease Obligations of such Person, (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (g) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (h) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (ii) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (iii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

                  "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

                  "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Borrower or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other

         Investment) held by the Borrower or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 5.02(k); provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and Section 5.02(f), (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Borrower or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Borrower or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof) or any agreement to give any security interest.

                  "NET CASH PROCEEDS" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either
         (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Borrower or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "PERMITTED INVESTMENT" means:

                           (a) an Investment in the Borrower or a Restricted
                  Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Borrower or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Borrower and its Restricted Subsidiaries on the date of such Investment;

                           (b) Temporary Cash Investments;

                           (c) payroll, travel and similar advances to cover
                  matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

                           (d) stock, obligations or securities received in
                  settlement of Indebtedness Incurred in the ordinary course of business, upon foreclosure of a Lien created in the ordinary course of business or in satisfaction of judgments, including in connection with a bankruptcy proceeding;

                           (e) Investments in prepaid expenses, negotiable
                  instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

                           (f) Interest Rate Agreements and Currency Agreements
                  designed solely to protect the Borrower or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

                           (g) loans or advances to officers or employees of the
                  Borrower or any Restricted Subsidiary that do not in the aggregate exceed $2 million at any time outstanding; and

                           (h) Investments in any Person that is engaged in the
                  telecommunications business and that is not an Affiliate or a Related Person of the Borrower.

                  "PERMITTED LIENS" means:

                           (a) Liens for taxes, assessments, governmental
                  charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                           (b) statutory and common law Liens of landlords and
                  carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal


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


                  proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                           (c) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                           (d) Liens incurred or deposits made to secure the
                  performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                           (e) easements, rights-of-way, municipal and zoning
                  ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Borrower or any of its Restricted Subsidiaries;

                           (f) Liens (including extensions and renewals thereof)
                  upon real or personal property acquired after the Existing High Yield Closing Date; provided that (i) such Lien is, or was created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 5.02(b), to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the latest of the acquisition, the completion of construction or the commencement of full operation of such property, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and
                  (iii) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

                           (g) leases or subleases granted to others that do not
                  materially interfere with the ordinary course of business of the Borrower and its Restricted Subsidiaries, taken as a whole;

                           (h) Liens encumbering property or assets under
                  construction arising from progress or partial payments by a customer of the Borrower or its Restricted Subsidiaries relating to such property or assets;

                           (i) any interest or title of a lessor in the property
                  subject to any Capitalized Lease or operating lease;

                           (j) Liens arising from filing Uniform Commercial Code
                  financing statements regarding leases;

                           (k) Liens on property of, or on shares of Capital
                  Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Borrower or any Restricted Subsidiary other than the property or assets acquired;

                           (l) Liens in favor of the Borrower or any Restricted
                  Subsidiary;

                           (m) Liens arising from the rendering of a final
                  judgment or order against the Borrower or any Restricted Subsidiary that does not give rise to an Event of Default;

                           (n) Liens securing reimbursement obligations with
                  respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                           (o) Liens in favor of customs and revenue authorities
                  arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                           (p) Liens encumbering customary initial deposits and
                  margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Borrower or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

                           (q) Liens arising out of conditional sale, title
                  retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Restricted Subsidiaries prior to the Existing High Yield Closing Date;

                           (r) Liens on or sales of receivables; and

                           (s) Liens that secure Indebtedness with an aggregate
                  principal amount not in excess of $5 million at any time outstanding.

                  "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PREFERRED STOCK" means, with respect to any Person, Capital Stock issued by such Person that are entitled to a preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "RELATED PERSON" means, as applied to any Person, any other Person directly or indirectly owning (a) 10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the outstanding equity interest in such Person) or (b) 10% or more of the combined outstanding voting power of the Voting Stock of such Person, and all Affiliates of any such other Person.

                  "RESTRICTED PAYMENTS" has the meaning provided in Section 5.02(f).

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

                  "STATED MATURITY" means (a) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (b) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "STRATEGIC SUBORDINATED INDEBTEDNESS" means Indebtedness of the Borrower Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary or complementary to the business conducted by the Borrower or any of its Restricted Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (a) is expressly made subordinate in right of payment to the Advances and the Exchange Securities and () provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Borrower's obligations under this Agreement and the Exchange Indenture; provided that such Indebtedness may provide for and be repaid at any time from the proceeds of the sale of Capital Stock of the Borrower (other than Disqualified Stock) or other Indebtedness of the Borrower which by its terms, or by the terms of any agreement or instrument pursuant to which such other Indebtedness is Incurred, meets clauses
         (a) and (b) above after the Incurrence of such Indebtedness.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "TAX AMOUNT" means, with respect to any period, without duplication, the increase in the cumulative United States Federal, state and local tax liability of holders of equity interests in the Borrower (or if such holder is a pass-through entity for United States income tax purposes, holders of its equity interests) in respect of their interests in the Borrower for such period plus any additional amounts payable to such holders to cover taxes arising from the ownership of such equity interests, but excluding any increase in tax liability or additional amounts payable in respect of a gain realized by a holder of an equity interest in the Borrower upon the sale or disposition by such holder of an equity interest, including without limitation, any redemption thereof by the Borrower, in the Borrower.

                  "TEMPORARY CASH INVESTMENT" means any of the following: (a) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (b) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause
         (b) above, (d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (e) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's, (f) corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-" (or higher) according to S&P and (g) money market funds at least 95% of the assets of which are invested in the foregoing.

                  "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Borrower or any Restricted Subsidiary; provided that (i) any Guarantee by the Borrower or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Borrower or such Restricted Subsidiary (or both, if applicable) at the time of such designation;
         (ii) either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 5.02(f) and
         (iii) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (i) of this proviso would be permitted under Section

         5.02(b) and Section 5.02(f). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that
         (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of the Borrower under any Bridge Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a) Payment of Notes. Pay the principal of, premium, if any, and interest on the Advances on the dates and in the manner provided in this Agreement. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Administrative Agent (other than the Borrower, a Subsidiary of the Borrower, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. The Borrower shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in Section 2.06.

                  (b) Maintenance of Office or Agency. Maintain in the Borough of Manhattan, The City of New York, an office or agency where Advances may be repaid and Notes and Exchange Securities, if any, may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Borrower in respect of the Advances, the Notes and the Exchange Securities, if any, and this Agreement may be served. The Borrower will give prompt written notice to the Administrative Agent of the location, and any change in the location, of such office or agency. If at any time the Borrower shall fail to maintain any such required office or agency or shall fail to furnish the Administrative Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Administrative Agent set forth in Section 8.02. The Borrower may also from time to time designate one or more other offices or agencies where Advances may be repaid and the Notes and the Exchange Securities, if any, may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Borrower of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Borrower shall give prompt written notice to the Administrative Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Borrower hereby initially designates the office of the Administrative Agent as such office of the Borrower.

                  (c) Existence. Subject to Article Five of this Agreement, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of the Borrower and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Borrower and each Restricted Subsidiary; provided that the Borrower shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole.

                  (d) Payment of Taxes and Other Claims. Pay or discharge and shall cause each of the Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent
         (i) all material taxes, assessments and governmental charges levied or imposed upon (A) the Borrower or any such Restricted Subsidiary, (B) the income or profits of any such Restricted Subsidiary which is a corporation or (C) the property of the Borrower or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Borrower or any such Restricted Subsidiary; provided that the Borrower shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

                  (e) Maintenance of Properties and Insurance. (i) Cause all properties used or useful in the conduct of its business or the business of any of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 5.01(e) shall prevent the Borrower or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Borrower or of such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Borrower or such Restricted Subsidiary;

                  (ii) Provide or cause to be provided, for itself and the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as the Borrower in good faith shall determine to be reasonable and appropriate in the circumstances.

                  (f) Permanent Financings. Cooperate with the Lenders in connection with, and use its reasonable best efforts to effectuate, the Permanent Financings, including, without limitation, upon request by MS&Co.:

                           (i) in connection with any private offerings with or
                  without registration rights (including offers and sales pursuant to Rule 144A and Regulation S under the Securities
                  Act), preparing customary offering memorandums relating to the offer and sale of Permanent Securities, such offering memorandums containing (A) such disclosures as would have been included in a registration statement filed under the Securities Act or as may be required by applicable laws, rules, regulations or other requirements, (B) such disclosures as may be appropriate or customary for such offering memorandums and (C) such disclosures as reasonably requested by MS&Co.

                  (ii) in connection with any private offerings with registration rights (including offers and sales pursuant to Rule 144A and Regulation S under the Securities Act), executing and delivering registration rights agreements, in form and substance reasonably satisfactory to MS&Co.;

                  (iii) in connection with any public offerings (including offerings pursuant to a "shelf" registration statement), preparing prospectuses relating to the offer and sale of Permanent Securities in connection with the Permanent Financings, such prospectuses containing
         (A) such disclosures as may be required by the Securities Act and other applicable laws, rules, regulations or other requirements, (B) such disclosures as may be appropriate or customary for such documents and
         (C) such disclosures as reasonably requested by MS&Co., and filing the related registration statements;

                  (iv) providing Board Resolutions approving any issuances and sales of the Permanent Securities in connection with the Permanent Financings, the related purchase agreements and/or underwriting agreements and the transactions contemplated thereby, and all documents evidencing other necessary corporate action with respect to the issuances and sales of the Permanent Securities in connection with the Permanent Financings;

                  (v) executing and delivering all necessary purchase agreements and/or underwriting agreements, in form and substance reasonably satisfactory to MS&Co., containing in all cases customary covenants, representations and warranties and indemnities and providing for in all cases the delivery of customary legal opinions (including, without limitation, 10-b5 opinions in the case of registered or 144A offerings), officers' and other certificates and accountants' comfort letters;

                  (vi) if any "qualified independent underwriter" is required by the National Association of Securities Dealers, Inc. in connection with any offer or sale of the Permanent Securities, paying an underwriting fee (in a customary and reasonable amount for transactions of this type and amount) and agreeing to indemnify such underwriter on customary terms, which underwriter shall be a firm selected by MS&Co. and reasonably agreed upon by the Borrower;

                  (vii) assisting MS&Co. and any other placement agents and/or underwriters in their selling efforts, including, without limitation, providing such persons all information reasonably deemed necessary by MS&Co. in connection with the offer and sale of the Permanent Securities issued and sold in order to consummate the Permanent Financings, including, but not limited to, information and projections prepared by the Borrower and its Subsidiaries or on its behalf relating to offering and sales of such Permanent Securities including making available representatives of the Borrower and its Subsidiaries and, if appropriate, using its reasonable best efforts to make available representatives of any other issuer of such Permanent Securities;

                  (viii) assisting MS&Co. and any other placement agents and/or underwriters in connection with the marketing of any Permanent Securities to be offered publicly or placed privately which marketing efforts may be accomplished by a variety of means, including, without limitation, supplementing and updating any offering materials to be used in the marketing of the Permanent Securities and the use of road show presentations (including "one-on-one" meetings) involving senior management of the Borrower and its Subsidiaries on the one hand and the proposed purchasers of the Permanent Securities on the other hand, in each case in order to consummate the Permanent Financings;

                  (ix) paying all fees and expenses of MS&Co. and any other placement agents and/or underwriters set forth in the Commitment Letter and in the Side Letter, as the case may be, and other customary fees and expenses relating to any offerings and sales of Permanent Securities; and

                  (x) providing such other cooperation and assistance as is customarily provided by issuers in connection with such private placements and/or public sales of their securities, and taking such further actions and preparing, executing, delivering and filing any agreements, instruments, documents and certificates to effectuate the Permanent Financing.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of the Borrower under any Bridge Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of its assets or properties of any character (including, without limitation, licenses) or any shares of Capital Stock or Indebtedness of any Restricted Subsidiaries of the Borrower, without making effective provision for all of the Advances and all other amounts due under this Agreement to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Advances, prior to) the obligation or liability secured by such Lien.

         The foregoing limitation does not apply to:

                           (i) Liens existing on the Existing High Yield Closing
                  Date;

                           (ii) Liens granted after the Existing High Yield
                  Closing Date on any assets or Capital Stock of the Borrower or its Restricted Subsidiaries created in favor of the Lenders and the holders of Exchange Securities (if any have been issued);

                           (iii) Liens with respect to the assets of a
                  Restricted Subsidiary granted by such Restricted Subsidiary to the Borrower or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Borrower or such other Restricted Subsidiary;

                           (iv) Liens securing Indebtedness which is Incurred to
                  refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of Section 5.02(b); provided that such Liens do not extend to or cover any property or assets of the Borrower or any Restricted

                  Subsidiary other than the property or assets securing the Indebtedness being refinanced;

                           (v) Liens on any Capital Stock of, or any property or
                  assets of, a Restricted Subsidiary of the Borrower securing Indebtedness of such Restricted Subsidiary permitted under
                  Section 5.02(b); or

                           (vi) Permitted Liens.

                  (b) Indebtedness. Incur or permit any of its Restricted Subsidiaries to Incur any Indebtedness (other than the Advances, the Exchange Securities and Indebtedness existing on the Existing High Yield Closing Date); provided that the Borrower may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6.0:1.

                  Notwithstanding the foregoing, the Borrower and any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

                           (i) Indebtedness outstanding at any time in an
                  aggregate principal amount not to exceed $300 million, less any amount of such Indebtedness permanently repaid as provided under Section 5.02(e);

                           (ii) Indebtedness owed (A) to the Borrower evidenced
                  by a promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

                           (iii) Indebtedness issued in exchange for, or the net
                  proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (vi), (viii) or (ix) of this paragraph and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Advances or Indebtedness that is pari passu with, or subordinated in right of payment to the Advances and, if issued, the Exchange Securities shall only be permitted under this clause (iii) if

                                    (A) in case the Advances and, if issued, the
                           Exchange Securities, are refinanced in part or the Indebtedness to be refinanced is pari passu with the Advances, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Advances and Exchange Securities;

                                    (B) in case the Indebtedness to be
                           refinanced is subordinated in right of payment to the Advances, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Advances, and, if issued the Exchange Securities at least to the extent that the Indebtedness to be refinanced is subordinated to the Advances and the Exchange Securities; and

                                    (C) such new Indebtedness, determined as of
                           the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided, further that in no event may Indebtedness of the Borrower be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

                           (iv) Indebtedness

                                    (A) in respect of performance, surety or
                           appeal bonds provided in the ordinary course of business,

                                    (B) under Currency Agreements and Interest
                           Rate Agreements; provided that such agreements (a) are designed solely to protect the Borrower or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and
                           (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and

                                    (C) arising from agreements providing for
                           indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Borrower or any Restricted Subsidiary in connection with such disposition;

                           (v) Indebtedness of the Borrower or any Restricted
                  Subsidiary, to the extent the net proceeds thereof are promptly used to prepay Advances hereunder and repurchase the Exchange Securities issued under the Exchange Indenture (including to pay the purchase price in respect of any Advances or Exchange Securities pursuant to any offer to purchase such securities);

                           (vi) Guarantees of the Advances and the Exchange
                  Securities and Guarantees of Indebtedness of the Borrower by any Restricted Subsidiary provided the Guarantee in respect of such Indebtedness is permitted by and made in accordance with
                  Section 5.02(l);

                           (vii) Indebtedness Incurred to finance the cost
                  (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired plus goodwill associated therewith) by the Borrower or a Restricted Subsidiary after the Effective Date;

                           (viii) Indebtedness of the Borrower not to exceed, at
                  any one time outstanding, two times (A) the Net Cash Proceeds received by the Borrower after the Existing High Yield Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Borrower, to the extent (I) such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv), (vi) or (vii) of the second paragraph of Section 5.02(f) to make a Restricted Payment and (II) if such Net Cash Proceeds are used to consummate a transaction pursuant to which the Borrower Incurs Acquired Indebtedness, the amount of such Net Cash Proceeds exceeds one half of the amount of Acquired Indebtedness so Incurred and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Borrower after the Existing High Yield Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Borrower, to the extent (I) such sale of Capital Stock has not been used pursuant to clause (iii), (iv), (vi) or
                  (vii) of the second paragraph of Section 5.02(f) to make a Restricted Payment and (II) if such Capital Stock is used to consummate a transaction pursuant to which the Borrower Incurs Acquired Indebtedness, 80% of the fair market value of the property received exceeds one half of the amount of Acquired Indebtedness so Incurred; provided that such Indebtedness does not mature prior to the Stated Maturity of the Advances and if issued, the Exchange Securities and has an Average Life longer than the Advances and, if issued, the Exchange Securities;

                           (ix) Acquired Indebtedness;

                           (x) Strategic Subordinated Indebtedness;

                           (xi) subordinated Indebtedness of the Borrower (in
                  addition to Indebtedness permitted under clauses (i) through
                  (x) above) in an aggregate principal amount outstanding at any time not to exceed $200 million, less any amount of such Indebtedness permanently repaid as provided under Section 5.02(e); and

                           (xii) Indebtedness under the Bridge Documents.

                  Notwithstanding any other provision of this Section 5.02(b), the maximum amount of Indebtedness that the Borrower or a Restricted Subsidiary may Incur pursuant to this Section 5.02(b) shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

                  For purposes of determining any particular amount of Indebtedness under this Section 5.02(b)(1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 5.02(a) shall not be treated as Indebtedness. For purposes of determining compliance with this
         Section 5.02(b), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Borrower, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

                  For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Existing High Yield Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Existing High Yield Closing Date and (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, converted into the currency in which the Indebtedness being refinanced is denominated at the currency exchange rate in effect on the date of such refinancing, does not exceed the principal amount of such Indebtedness being refinanced (plus premiums, accrued interest, fees and expenses). The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the foreign currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

                  (c) Intentionally Omitted.

                  (d) Mergers, Etc. Consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Borrower unless:

                           (i) the Borrower shall be the continuing Person, or
                  the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or that acquired or leased such property and assets of the Borrower shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental agreement, executed and delivered to the Administrative Agent, all of the obligations of the Borrower in respect of the Advances and under all of the Notes, if any, and, if issued, the Exchange Securities, if any, and under this Agreement;

                           (ii) immediately after giving effect to such
                  transaction, no Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such
                  transaction on a pro forma basis, the Borrower or any Person becoming the successor obligor in respect of the Advances shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Borrower immediately prior to such transaction; provided that this clause (iii) shall only apply to a sale of substantially all, but less than all, of the assets of the Borrower;

                           (iv) immediately after giving effect to such
                  transaction on a pro forma basis the Borrower, or any Person becoming the successor obligor in respect of the Advances, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 5.02(b); provided that this clause (iv) shall not apply to

                                    (A) a consolidation, merger or sale of all
                           (but not less than all) of the assets of the Borrower if all Liens and Indebtedness of the Borrower or any Person becoming the successor obligor in respect of the Advances, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Borrower and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Agreement; or

                                    (B) a consolidation, merger or sale of all
                           or substantially all of the assets of the Borrower if immediately after giving effect to such transaction on a pro forma basis, the Borrower or any Person becoming the successor obligor under this Agreement shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Borrower immediately prior to such transaction; and

                                    (C) the Borrower delivers to the
                           Administrative Agent a certificate of a Responsible Officer of the Borrower (attaching the arithmetic computations to demonstrate compliance with clauses
                           (iii) and (iv) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental agreement complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses
                           (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by Board Resolutions, the principal purpose of such transaction is to change the state of incorporation of the Borrower; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                  Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Borrower in accordance with this Section 5.02(d), the successor Person formed by such consolidation or into which the Borrower is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided that the Borrower shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Advances in the case of a lease of all or substantially all of its property and assets.

                  (e) Sales, Etc., of Assets. Consummate, and will not permit any Restricted Subsidiary to consummate, any Asset Sale, unless (i) the consideration received by the Borrower or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash, Temporary Cash Investments or the assumption of Indebtedness of the Borrower (other than Indebtedness that is subordinated to the Advances) or of any of its Restricted Subsidiaries and unconditional release of the Borrower and its Restricted Subsidiaries from all liability on the Indebtedness assumed; provided, however, that this clause (ii) shall not apply to long-term assignments of capacity in a telecommunications network. In the event and to the extent that the Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Effective Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12 month period for which a consolidated balance sheet of the Borrower and its Subsidiaries has been filed with the Commission pursuant to Section 5.03, then the Borrower shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds less any amounts invested within 6 months prior to such Asset Sale in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Borrower and its Restricted Subsidiaries on the date of such Asset Sale (the "ADJUSTED NET CASH PROCEEDS") to permanently repay unsubordinated Indebtedness of the Borrower, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 5.02(l) or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Borrower or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount of Adjusted Net Cash Proceeds not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Borrower and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 12 month period referred to in clause (i)) such excess Adjusted Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this
         Section 5.02(e). The amount of such excess Adjusted Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "EXCESS PROCEEDS."

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to a prepayment obligation pursuant to this Section 5.02(e) totals at least $10 million, the Borrower shall, not later than the date (the "ASSET SALE PREPAYMENT DATE") that is the earlier of the fourteenth Business Day of such month and the day immediately preceding the date on which the Borrower or any of its Restricted Subsidiaries shall otherwise be required by the terms of the Existing High Yield Indenture or any other indenture to which it is a party to make an offer to prepay the Indebtedness thereunder, subject to clauses (b)(iii) and (b)(iv) of Section 2.05, prepay the Advances on a pro rata basis in an aggregate principal amount of Advances equal to the Excess Proceeds on such date, plus, in each case, accrued interest (if any) to the date of prepayment.

                  (f) Restricted Payments. Directly or indirectly, or permit any of its Restricted Subsidiaries to, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries of the Borrower held by minority stockholders) held by Persons other than the Borrower or any of its Restricted Subsidiaries,
         (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Borrower or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Borrower (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Borrower, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Borrower that is subordinated in right of payment to the Advances or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "RESTRICTED PAYMENTS") if, at the time of, and after giving effect to, the proposed Restricted Payment:

                           (A) a Default shall have occurred and be continuing,

                           (B) the Borrower could not Incur at least $1.00 of
                  Indebtedness under the first paragraph of Section 5.02(b); or

                           (C) the aggregate amount of all Restricted Payments
                  (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Existing High Yield Closing Date shall exceed the sum of

                                    (1) the amount by which Consolidated EBITDA
                           exceeds 150% of Consolidated Interest Expense, in each case, determined on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Existing High Yield Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Securities and Exchange Commission or provided to the Administrative Agent pursuant to Section 5.03, plus

                                    (2) the aggregate Net Cash Proceeds received
                           by the Borrower after the Existing High Yield Closing Date from the issuance and sale permitted by this Agreement of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary, including an issuance or sale permitted by this Agreement of Indebtedness of the Borrower for cash subsequent to the Existing High Yield Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Borrower, or from the issuance to a Person who is not a Subsidiary of any options, warrants or other rights to acquire Capital Stock of the Borrower (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Termination Date), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) or (ix) of the second paragraph under Section 5.02(b), plus

                                    (3) an amount equal to the net reduction in
                           Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Borrower or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in each case, the amount of Investments previously made by the Borrower or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  The foregoing provision shall not be violated by reason of:

                           (i) the payment of any dividend within 60 days after
                  the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                           (ii) the redemption, repurchase, defeasance or other
                  acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Advances including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 5.02(b)

                           (iii) the repurchase, redemption or other acquisition
                  of Capital Stock of the Borrower or any Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Borrower (or options, warrants or other rights to acquire such Capital Stock);

                           (iv) the making of any principal payment or the
                  repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Borrower which is subordinated in right of payment to the Advances in exchange for, or out of the proceeds of a substantially concurrent sale of, shares of the Capital Stock (other than Disqualified Stock) of the Borrower (or options, warrants or other rights to acquire such Capital Stock);

                           (v) payments or distributions to dissenting
                  stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Borrower;

                           (vi) Investments in any Person the primary business
                  of which is related, ancillary or complementary to the business of the Borrower and its Restricted Subsidiaries on the date of such Investments; provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of (a) $10 million and (b) the amount of Net Cash Proceeds received by the Borrower after the Existing High Yield Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Borrower, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause
                  (viii) or (ix) under Section 5.02(b) or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clauses (iii) or (iv) of this paragraph, of this Section 5.02(f), plus (z) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "INVESTMENTS"), provided that the net reduction in any Investment shall not exceed the amount of such Investment;

                           (vii) Investments acquired in exchange for Capital
                  Stock (other than Disqualified Stock) of the Borrower;

                           (viii) other Restricted Payments in an aggregate
                  amount not to exceed $10 million;

                           (ix) for so long as the Borrower is treated as a
                  pass-through entity for United States Federal income tax purposes, distributions to equity holders of the Borrower in an amount not to exceed the Tax Amount for such period; and

                           (x) the repurchase, redemption or other acquisition
                  of Capital Stock of the Borrower (or options, warrants or other rights to acquire such Capital Stock) from Persons who are or were formerly directors, officers or employees of the Borrower or any Restricted Subsidiary, provided that the aggregate amount of all such repurchases made in any calendar year pursuant to this clause (x) shall not exceed $2.0 million;

         provided that, except in the case of clauses (i) and (iii), no Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 5.02(f) have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Borrower are used for the redemption, repurchase or other acquisition of the Advances and, if issued, the Exchange Securities, or Indebtedness that is pari passu with the Advances and, if issued, the Exchange Securities, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 5.02(f) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

                  (g) Sale-Leaseback Transactions. Enter, or permit any of its Restricted Subsidiaries to enter, into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Borrower or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Borrower or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

                  The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Borrower and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Borrower or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in compliance with Section 5.02(e).

                  (h) Payment Restrictions Affecting Restricted Subsidiaries. Create or otherwise cause or suffer to exist or become effective, or permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to
         (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Borrower or any of the Borrower's other Restricted Subsidiaries,
         (ii) pay any Indebtedness owed to the Borrower or any of the Borrower's other Restricted Subsidiaries, (iii) make loans or advances to the Borrower or any other of its Restricted Subsidiaries or (iv) transfer any of its property or assets to the Borrower or any other of its Restricted Subsidiaries.

                  The foregoing provisions shall not restrict any encumbrances or restrictions:

                           (i) existing on the Effective Date in this Agreement
                  or in any other agreements in effect on the Existing High Yield Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are not materially less favorable in any material respect to the Lenders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                           (ii) existing under or by reason of applicable law or
                  required by any regulatory authority having jurisdiction over the Borrower or any Restricted Subsidiary;

                           (iii) existing with respect to any Person or the
                  property or assets of such Person acquired by the Borrower or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any extensions, renewals or replacements of such encumbrances or restrictions; provided that the encumbrances and restrictions in any such extensions, renewals or replacements are no less favorable in any material respect to the Lenders than those encumbrances or restrictions that are then in effect and that are being extended, renewed or replaced;

                           (iv) in the case of clause (iv) of the first
                  paragraph of this Section 5.02(h),

                                    (A) that restrict in a customary manner the
                           subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

                                    (B) existing by virtue of any transfer of,
                           agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any of its Restricted Subsidiaries not otherwise prohibited by this Agreement or

                                    (C) arising or agreed to in the ordinary
                           course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any of its Restricted Subsidiaries in any manner material to the Borrower or any of its Restricted Subsidiaries;

                           (v) with respect to a Restricted Subsidiary and
                  imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

                           (vi) contained in the terms of any Indebtedness or
                  any agreement pursuant to which such Indebtedness was issued if

                                    (A) the encumbrance or restriction either
                           (1) applies only in the event of a payment default or non compliance with respect to a financial covenant contained in such Indebtedness or agreement or (2) is contained in a Credit Agreement,

                                    (B) the encumbrance or restriction is not
                           materially more disadvantageous to the Lenders than is customary in comparable financings (as determined by the Borrower) and

                                    (C) the Borrower determines on the date of
                           the Incurrence of such Indebtedness that any such encumbrance or restriction would not be expected to materially impair the Borrower's ability to make principal or interest payments on the Advances.

                  Nothing contained in this Section 5.02(h) shall prevent the Borrower or any of its Restricted Subsidiaries from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 5.02(a) or (2) restricting the sale or other disposition of property or assets of the Borrower or any of its Restricted Subsidiaries that secure Indebtedness of the Borrower or any of its Restricted Subsidiaries.

                  (i) Transactions with Stockholders and Affiliates. Directly or indirectly, enter into, renew or extend, or permit any of its Restricted Subsidiaries to enter into, renew or extend, any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with a Related Person or any Affiliate of the Borrower or any of its Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a Related Person or an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to:

                           (i) transactions (A) approved by a majority of the
                  disinterested members of the Board of Directors or (B) for which the Borrower or a Restricted Subsidiary delivers to the Administrative Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view;

                           (ii) any transaction solely between the Borrower and
                  any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries of the Borrower;

                           (iii) the payment of reasonable and customary regular
                  fees to directors of the Borrower who are not employees of the Borrower;

                           (iv) any payments or other transactions pursuant to
                  any tax-sharing agreement between the Borrower and any other Person with which the Borrower files a consolidated tax return or with which the Borrower is part of a consolidated group for tax purposes;

                           (v) any transaction with respect to the lease or
                  sharing or other use of cable or fiber lines, equipment, transmission capacity, right-of-way or other access rights, between the Borrower or any of its Restricted Subsidiaries and any other Person; provided that such transaction is on terms that (A) are consistent with past practice of the Borrower and its Restricted Subsidiaries and (B) are no less favorable, taken as a whole, to the Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving unrelated Persons to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Borrower has determined to be fair to the Borrower or the relevant Restricted Subsidiary); and

                           (vi) any Restricted Payments not prohibited by
                  Section 5.02(f).

                  Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 5.02(i) and not covered by clauses (ii) through (vi) of this paragraph, the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (i)(A) or
         (B) above.

                  (j) Waiver of Stay, Extension or Usury Laws. To the extent that it may lawfully do so, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Borrower from paying all or any portion of the principal of, premium, if any, or interest on the Advances and the Notes, if any, and if issued the Exchange Securities, as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Borrower hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Administrative Agent or the Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  (k) Issuance and Sale of Restricted Subsidiary Capital Stock. Sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except

                           (i) to the Borrower or a Wholly Owned Restricted
                  Subsidiary;

                           (ii) issuances of director's qualifying shares or
                  sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries of the Borrower, to the extent required by applicable law;

                           (iii) if, immediately after giving effect to such
                  issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 5.02(f) if made on the date of such issuance or sale; or

                           (iv) issuances or sales of Common Stock of a
                  Restricted Subsidiary, provided that the Borrower or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in compliance with Section 5.02(e).

                  (l) Issuance of Restricted Subsidiary Guarantees. Permit any of its Restricted Subsidiaries to Guarantee any Indebtedness of the Borrower which is pari passu with or subordinate in right of payment to the Advances ("GUARANTEED INDEBTEDNESS"), unless

                           (i) such Restricted Subsidiary simultaneously
                  executes and delivers a Guarantee (a "RESTRICTED SUBSIDIARY GUARANTEE") of the Obligations of the Borrower under the Bridge Documents by such Restricted Subsidiary and

                           (ii) such Restricted Subsidiary waives and will not
                  in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any of the Borrower's other Restricted Subsidiaries as a result of any payment by such Restricted Subsidiary under its Restricted Subsidiary Guarantee;

         provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

                  If the Guaranteed Indebtedness is (A) pari passu with the Advances, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Restricted Subsidiary Guarantee or (B) subordinated to the Advances, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Restricted Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Advances.

                  Notwithstanding the foregoing, any Restricted Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon
         (i) any sale, exchange or transfer, to any Person not an Affiliate of the Borrower, of all of the Borrower's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Agreement) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Restricted Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  SECTION 5.03. Reporting Requirements. Promptly, so long as any Advance or any other Obligation of the Borrower under any Bridge Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish (x) to the Administrative Agent and the Lenders holding Exchange Securities issued pursuant to the Exchange Indenture in accordance with Section 2.03:

                  (a) Default Notice, Etc. In the event that any Officer of the Borrower becomes aware of any Default or Event of Default, promptly an Officers' Certificate specifying such Default or Event of Default.

                  (b) Compliance Certificate. Within 90 days after the end of each fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year and, that a review has been conducted of the activities of the Borrower and the Restricted Subsidiaries and the Borrower's and the Restricted Subsidiaries' performance under this Agreement and that the Borrower, as applicable, has complied with all conditions and covenants under this Agreement. If any of the Officers of the Borrower signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

                  (c) Commission Reports and Reports to Lenders. All such reports and other information required to be filed by Section 13(a) or 15(d) under the Exchange Act, regardless of whether such Sections of the Exchange Act are applicable to the Borrower. The Borrower shall supply to the Administrative Agent and each Lender or shall supply to the Administrative Agent for forwarding to each such Lender, without cost to such Lender, copies of such reports and other information within 15 days after the date it would have been required to file such reports or other information with the Securities and Exchange Commission had it been subject to such Sections; provided, however, that the copies of such reports mailed to Lender may omit exhibits which the Borrower will supply to any Lender at such Lender's request.

and (y) to the Administrative Agent and the Lenders holding Exchange Advances hereunder:

                  (a) Financial Statements.

                  (i) Annual Financials. As soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst &Young LLP or other independent certified public accountants of nationally recognized standing.

                  (ii) Quarterly Financials. As soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year of the Borrower through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments).

         All such financial statements, together with the notes thereto, shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         Any financial statement required to be delivered pursuant to this
         Section 5.03(y)(a) shall be deemed to have been delivered on the date on which the Borrower posts such financial statement on its website on the Internet at www.twtelecom.com or when such financial statement is posted on the SEC's website on the internet at www.sec.gov; provided that the Borrower shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders); provided, further, that the Borrower shall deliver paper copies of any financial statement referred to in this Section 5.03(y)(a) to the Administrative Agent if the Administrative Agent or any Lender requests the Borrower to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

                  (b) Certificates; Other Information. (i) concurrently with the delivery of the financial statements referred to in Section 5.03(y)(a)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default, except as specified in such certificate,

                  (ii) concurrently with the delivery of any financial statements pursuant to Section 5.03(y)(a), (A) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, the Borrower during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default except as specified in such certificate and (B) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, including, without limitation, a report as to the status of availability of the exception to the indebtedness covenant contained in the Existing High Yield Indenture (including a statement as to the amount of the Advances outstanding under this Agreement that are permitted to be outstanding under the exception contained in Section 4.03(a)(vii) of the Existing High Yield Indenture relating to the acquisition of certain assets).

                  (iii) as soon as available, and in any event no later than 50 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year of the Borrower (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year of the Borrower, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year of the Borrower (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions believed by the Borrower to be reasonable at the time made and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect (it being recognized by the Lenders that such opinions, projections and forecasts as to any future event or state of affairs are not to be viewed as factual information and that actual results during the period or periods covered by any such opinion, projection or forecast may differ from the opinions and projected or forecast results).

                  (iv) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Existing High Yield Indenture.

                  (v) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC.

                  (vi) promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.

         Any delivery required to be made pursuant to Section 5.03(y)(b)(v) shall be deemed to have been made on the date on which the Borrower posts such delivery on its website on the internet at www.twtelecom.com or when such delivery is posted on the SEC's website on the internet at www.sec.gov; provided that the Borrower shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders); provided, further, that the Borrower shall deliver paper copies of any delivery referred to in Section 5.03(y)(b)(v) to the Administrative Agent if the Administrative Agent or any Lender requests the Borrower to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

                  (c) Notices. Promptly notice of:

                  (i) the occurrence of any Default or Event of Default.

                  (ii) any (A) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (B) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect.

                  (iii) any litigation or proceeding affecting the Borrower or any of its Subsidiaries (A) in which the amount involved is $5,000,000 or more and not covered by insurance, (B) in which injunctive or similar relief is sought or (C) which relates to any Bridge Document.

                  (iv) the following events, and in any event within 30 days after a Responsible Officer knows or has reason to know thereof: (A) the occurrence of any Reportable Event with respect to any Plan, a failure by the Borrower or any Commonly Controlled Entity to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (B) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided that in the case of either clause (A) or (B) above, such event or events could reasonably be expected to result in liability in excess of $5,000,000.

                  (v) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this Section 5.03(y)(c) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  SECTION 5.04. Financial Covenant. So long as any Callable Advance or any other Obligation in respect of any Callable Advance under any Bridge Document shall remain unpaid or any Lender shall have any Commitment hereunder with respect to any Callable Advance the Borrower will not, at any time, permit the Bank Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Borrower during any four quarter period ending during the period from the Exchange Date to the Termination Date to exceed the Bank Consolidated Leverage Ratio required to be maintained under this Agreement on the date immediately preceding the consummation of the Exchange.